AGREEMENT

      AGREEMENT dated as of the 3rd day of December, 2004, as amended on the 22nd day of August, 2006 (this "Agreement"), by and between Scantek Medical, Inc., a Delaware corporation with an address at 4B Wing Drive, Cedar Knolls, NJ 07927 ("Scantek") and Life Medical Technologies, Inc., a Delaware corporation with an address at P.O. Box 473, Babylon, NY 11702 ("Life Medical").

                                   WITNESSETH:

      WHEREAS, Life Medical desires to obtain an option for the exclusive, perpetual right to distribute the BreastCare(TM)/BreastAlert(TM) Differential Temperature Sensor product (the "Product") in the United States; and

      WHEREAS, Scantek desires to grant to Life Medical the aforesaid option.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged,

IT IS AGREED:

1. Recitals. The parties hereby adopt as part of this Agreement each of the recitals which is set forth above in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement and such WHEREAS clauses are hereby confirmed and ratified as being accurate by each party as to itself.

2. Loan.

      A. Simultaneously with the December 3, 2004 execution of this Agreement, Life Medical shall loan to Scantek the sum of two hundred fifty thousand ($250,000) dollars (the "Loan") pursuant to the terms of a promissory note in the form annexed hereto and made a part hereof as Exhibit "A" evidencing the Loan (the "Promissory Note") which Scantek shall execute simultaneously with the execution of this Agreement.

      B. The Promissory Note shall be due and payable on June 5, 2007 (the "Maturity Date").

3. Clinical Study.

      A. Within five (5) days and within sixty (60) days after the date of the December 3, 2004 execution of this Agreement, Life Medical shall give one hundred thousand ($100,000) dollars and an additional one hundred thousand ($100,000) dollars, respectively, to Scantek, which funds shall be utilized by Scantek for the completion of a clinical study consisting of at least two hundred (200) patients (the "Clinical Study") by Dr. Virgilio Sacchini ("Dr. Sacchini") or by the doctors or epidemiologist working with Dr. Sacchini, if Dr. Sacchini is not available for any reason.

      B.  After  the two  hundred  thousand  ($200,000)  dollars  set  forth  in
Paragraph "A" of this Article "3" of this Agreement has been utilized by Scantek, Scantek shall be responsible for all additional costs with respect to the Clinical Study; provided, however, that if Scantek incurs additional costs of the Clinical Study beyond the two hundred thousand ($200,000) set forth in Paragraph "A" of this Article "3" of this Agreement, Life Medical shall pay to Scantek 50% of such additional costs, up to a maximum payment of twenty-five thousand ($25,000) dollars in the event that Scantek pays at least fifty thousand ($50,000) in additional costs, within thirty (30) days after notification by Scantek that Scantek has paid said additional costs. If, for example, the Clinical Study costs an additional forty thousand ($40,000) dollars beyond the two hundred thousand ($200,000) dollars paid by Life Medical pursuant to Paragraph "A" of this Article "3" of this Agreement, Life Medical shall pay $20,000 to Scantek.

      C. Life Medical shall not be responsible for any costs with respect to the Clinical Study in excess of the aggregate of two hundred twenty five thousand ($225,000) dollars set forth in Paragraphs "A" and "B" of this Article "3" of this Agreement.

      D. Dr. Sacchini shall prepare a report with respect to the Clinical Study (the "Report") for publication in one of the medical journals (the "Medical
Journals") set forth on Exhibit "B" which is annexed hereto and made a part hereof.

      E. If Dr. Sacchini is not available for any reason to prepare, complete and/or submit the Report, then the doctors or epidemiologist working with Dr. Sacchini may complete and submit the Report for publication as set forth in Paragraph "D" of this Article "3" of this Agreement.

      4. US Option.

      A. Scantek hereby grants Life Medical an option (the "US Option") to enter into an exclusive distribution agreement (the "Distribution Agreement"), pursuant to the terms and conditions of and in the form of the distribution agreement which is annexed hereto and made a part hereof as Exhibit "C", with Scantek pursuant to which Life Medical shall receive, subject to the terms and conditions of the Distribution Agreement, an exclusive, perpetual right to distribute the Product in the United States.

      B. The US Option shall be exercisable for a period of ninety (90) days after Life Medical receives written notice from Scantek pursuant to Paragraph "C" of Article "11" of this Agreement that the Report has been accepted for publication by one of the Medical Journals which written notice shall include a copy of the written notice received by Scantek indicating that the Report has been accepted for publication; the parties agree that the US Option shall expire at the end of said ninety (90) day period regardless of whether the Report is published within said ninety (90) days. Life Medical shall provide Scantek with written notice pursuant to Paragraph "C" of Article "11" of this Agreement of its intention to exercise the US Option together with four (4) executed duplicate originals of the Distribution Agreement (the "Exercise Notice"). If the four (4) executed duplicate originals of the Distribution Agreement are not sent with the Exercise Notice, Scantek shall provide Life Medical with written notice of its failure to include the four (4) executed duplicate originals of the Distribution Agreement. Life Medical shall have ten (10) business days after receipt of said written notice in which to send the four (4) executed duplicate originals of the Distribution Agreement. If the four (4) executed duplicate originals of the Distribution Agreement are not received by Scantek within said ten (10) business day period, then the US Option shall not be deemed to have been exercised. Upon receipt of the Exercise Notice and the four (4) executed duplicate originals of the Distribution Agreement, Scantek shall execute the Distribution Agreement and send Life Medical two (2) duplicate originals of same.

      C. If the Report is not accepted for publication within twenty four (24) months after the date of submission by Dr. Sacchini or one of the doctors or the epidemiologist working with Dr. Sacchini, if Dr. Sacchini is unavailable, by any one of the Medical Journals, then Life Medical thereafter shall have forty-five
(45) days after receipt of written notice from Scantek that the Report has not been accepted for publication by one of the Medical Journals within which to provide Scantek with written notice pursuant to Paragraph "C" of Article "11" of this Agreement of Life Medical's intention to exercise the US Option. If Life Medical does not provide Scantek with such written notice within the aforesaid forty-five (45) day period, the US Option and this Agreement shall be terminated and be null and void and the Loan shall be due and payable pursuant to the terms of the Promissory Note.

      D. If Life Medical exercises the US Option, then: (1) the following shall be applied to the purchase price set forth in the Distribution Agreement: (a) the Loan in the amount of two hundred fifty thousand ($250,000) dollars set forth in Paragraph "A" of Article "2" of this Agreement and (b) the two hundred thousand ($200,000) dollars set forth in Paragraph "A" of Article "3" of this Agreement; (2) Life Medical shall deliver the cancelled Promissory Note evidencing the Loan to Scantek; and (3) Life Medical shall waive any accrued and unpaid interest due on the Promissory Note.

5. Ownership Interest in Life Medical.

      A. Life Medical shall issue to Scantek such ownership interest in itself which shall result in Scantek owning fifteen (15%) percent of the capital stock or equity interest in Life Medical. Life Medical shall have the right to create two (2) classes of ownership interest, with one such class being non-voting stock. Life Medical may, in its discretion, issue to Scantek non-voting stock; provided, however, that Scantek shall receive fifteen (15%) percent of the total of all voting and non-voting common stock which is issued and outstanding of Life Medical.

      B. Scantek's fifteen (15%) percent ownership interest in Life Medical shall be a non-voting interest until two (2) years after the date upon which Life Medical has its securities trading or quoted in the United States or any foreign country, including, but not limited to, Nasdaq National Market, SmallCap Market, OTC Bulletin Board, "pink sheets", London Stock Exchange, AIM, Borsa Italiana SPA, Bourse de Montreal, Bolsa Mexicana de Valores or Tokyo Stock Exchange (a "Public Company"). If Scantek is issued voting stock in Life Medical, it agrees not to vote said stock until two (2) years after Life Medical becomes a Public Company. After said two (2) year period, Scantek's fifteen (15%) percent interest in Life Medical shall become a voting interest.

      C. Commencing upon the date upon which Life Medical becomes a Public Company and continuing for a period of two (2) years after said date, Scantek shall not sell, transfer or otherwise dispose of its ownership interest in Life Medical; provided, however, that Scantek may sell, transfer or otherwise dispose of its ownership interest in Life Medical pursuant to a private transaction pursuant to the Securities Act of 1933, as amended. During the fourteen (14) months after the end of the aforesaid two (2) year period, Scantek may only sell, transfer or otherwise dispose of seven and one-half (7.5%) percent of its ownership interest in Life Medical per month on a cumulative basis. For example, if Scantek's 15% ownership interest is equal to 100,000 shares of common stock of Life Medical, Scantek, after said two (2) year period, could sell 7,500 shares per month (determined by multiplying 100,000 by 7.5%); provided, however, that if, Scantek did not sell any shares for two months, then in the following month it could sell up to 22,500 shares (determined by multiplying 7,500 by 3). At the end of the fourteen (14) month period there shall be no restriction on sales by Scantek.

      D. Life Medical shall agree that Scantek's fifteen (15%) percent ownership interest in Life Medical shall not under any circumstances be diluted, including, but not limited as set forth in the Distribution Agreement.

6. Nondisclosure of Confidential Information.

      A. As used in this Agreement, "Confidential Information" shall mean oral or written information which is directly or indirectly presented to Life Medical, its past, present or future subsidiaries, parents, officers, consultants, directors, stockholders, affiliates, attorneys, employees, agents and its and their respective Immediate Families (as defined below; all of the foregoing are hereinafter collectively referred to as "Agents") by Scantek, including, but not limited to, information which is developed, conceived or created by Scantek, or disclosed to Life Medical or its Agents or known by or conceived or created by Life Medical or its Agents during, or after the termination of, this Agreement if disclosed to Life Medical or its Agents or known by or conceived or created by Life Medical or its Agents as a result of this Agreement, with respect to Scantek, its business or any of its products, processes, and other services relating thereto relating to the past or present business or any plans with respect to future business of Scantek, or relating to the past or present business of a third party or plans with respect to future business of a third party which are disclosed to Scantek. Confidential
Information includes, but is not limited to, all documentation, hardware and software relating thereto, and information and data in written, graphic and/or machine readable form, products, processes and services, whether or not patentable, trademarkable or copyrightable or otherwise protectable, including, but not limited to, information with respect to discoveries; know-how; ideas; computer programs, source codes and object codes; designs; algorithms; processes and structures; product information; marketing information; price lists; cost information; product contents and formulae; manufacturing and production techniques and methods; research and development information; lists of clients and vendors and other information relating thereto; financial data and information; business plans and processes; documentation with respect to any of the foregoing; and any other information of Scantek that Scantek informs Life Medical or its Agents or Life Medical or its Agents should know, by virtue of its or their position or the circumstances in which it or they learned such other information, is to be kept confidential including, but not limited to, any information acquired by Life Medical or its Agents from any sources prior to the commencement of this Agreement. Confidential Information also includes similar information obtained by Scantek in confidence from its vendors, licensors, licensees, customers and/or clients. Confidential Information may or may not be labeled as confidential.

      For purposes of this Agreement, "Immediate Families" shall include, but shall not be limited to, the following: any spouse, parent, spouse of a parent, mother-in-law, father-in-law, brother-in-law, sister-in-law, child, spouse of a child, sibling, spouse of a sibling, grandparent, spouse of a grandparent or any issue or spouse of any of the foregoing. A parent of a specified person shall include an affiliate controlling such person directly or indirectly through one or more intermediaries.

      B. Except as required in the performance of Life Medical's or its Agents' obligations pursuant to this Agreement, neither Life Medical nor its Agents shall, during, or after the termination of, this Agreement, directly or indirectly, use any Confidential Information or disseminate or disclose any Confidential Information to any person, firm, corporation, association or other entity. Life Medical or its Agents shall take all reasonable measures to protect Confidential Information from any accidental, unauthorized or premature use, disclosure or destruction. Information shall not be considered Confidential Information if it: (i) is at the time of disclosure, or thereafter becomes, a part of the public domain without breach of this Agreement by Life Medical or its Agents; provided, however, that the act of copyrighting shall not cause or be construed as causing the copyrighted materials to be in the public domain,
(ii) is disclosed as reasonably required in a proceeding to enforce Life Medical's rights under this Agreement or (iii) is disclosed as required by court order or applicable law; provided, however, that if either Life Medical or its Agents is legally requested or required by court order or applicable law, including, but not limited to, by oral question, interrogatories, request for information or documents, subpoenas, civil investigative demand or similar process to disclose any Confidential Information, Life Medical or its Agents, as the case may be, shall promptly notify Scantek of such request or requirement so that Scantek may seek an appropriate protective order; provided further, however; that if such protective order is not obtained, Life Medical and its Agents agree to furnish only that portion of the Confidential Information which they are advised by their respective counsels is legally required.

      C. Upon termination of this Agreement for any reason or at any time upon request of Scantek, Life Medical and its Agents agree to deliver to Scantek all materials of any nature which are in Life Medical's or its Agents' possession or control and which are or contain Confidential Information, Work Product or Work Products (hereinafter defined), or which are otherwise the property of Scantek or any vendor, licensor, licensee, customer or client of Scantek, including, but not limited to writings, designs, documents, records, data, memoranda, tapes and disks containing software, computer source code listings, routines, file layouts, record layouts, system design information, models, manuals, documentation and notes. Life Medical and its Agents shall destroy all written documentation prepared by them for internal purposes based in whole or in part on any Confidential Information and such destruction shall be confirmed to Scantek in writing by Life Medical and/or its Agents.

      D. All ideas, inventions, discoveries or improvements, whether patentable or not, conceived by Life Medical or its Agents (alone or with others) during the term of this Agreement ("Work Products") shall be the exclusive property of and assigned to Scantek or as Scantek may direct without compensation to Life Medical or its Agents. Any records with respect to the foregoing shall be the sole and exclusive property of Scantek and Life Medical or its Agents shall surrender possession of such records to Scantek upon termination of this Agreement. Any Work Product shall be deemed incorporated in the definition of Confidential Information for all purposes hereunder.

      E. Neither Life Medical nor its Agents shall assert any rights with respect to Scantek, its business, or any of its products, processes and other services relating thereto, Work Product or any Confidential Information as having been acquired or known by Life Medical or its Agents prior to the commencement of this Agreement.

7. Restrictive Covenant.

      A. In order to induce Scantek to enter into this Agreement, Life Medical agrees on its own behalf and on behalf of its Agents that neither it nor its Agents shall during the term of this Agreement and, for a period of five (5) years from the date of termination of this Agreement, (i) manufacture any Competing Product (as defined below), (ii) directly or indirectly sell or market any product which competes either directly or indirectly with any product of Scantek that screens for, or is a detection modality for prostate, cancer, kidney disease and strokes or any product which is based upon the technology of temperature differentials ("Competing Products"), or (iii) directly or indirectly own, manage, participate in the operation or control of, or be connected as an officer, director, shareholder, partner, consultant, owner, employee, agent, lender, donor, vendor or otherwise, or have any financial interest in or aid or assist anyone else in the conduct of any competing entity which manufactures, distributes or offers for sale Competing Products. Life Medical further agrees on its own behalf and on behalf of its Agents that neither it nor its Agents shall during the term of this Agreement and for a period of five (5) years from the date of termination of this Agreement (i) personally, or cause others to personally induce or attempt to induce any employees to terminate their employment with Scantek; (ii) interfere with or disrupt Scantek's relationship with its suppliers, vendors, customers or employees; or (iii) solicit or entice any person to leave their employ with Scantek.

      B. Life Medical agrees on its own behalf and on behalf of its Agents that the duration, scope and geographic area for which the provisions set forth in Paragraph "A" of this Article "7" of this Agreement are to be effective are reasonable. If any court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable by reason of such provision extending the covenants and agreements contained herein for too great a period of time or over too great a geographical area, or by reason of it being too extensive in any other respect, such agreement or covenant shall be interpreted to extend only over the maximum period of time and geographical area, and to the maximum extent in all other respects, as to which it is valid and enforceable, all as determined by such court in such action. Any determination that any provision of this Agreement is invalid or unenforceable, in whole or in part, shall have no effect on the validity or enforceability of any remaining provision of this Agreement.

      C. Scantek agrees, on its own behalf and on behalf of its Agents, that neither it nor its Agents shall during the Term and for a period of five (5) years from the date of termination of this Agreement (i) personally, or cause others to personally induce or attempt to induce any employee to terminate their employment with Life Medical; (ii) interfere with or disrupt Life Medical's relationship with its suppliers, vendors, customers or employees; or (iii) solicit or entice any person to leave their employ with Life Medical.

      D. Any period of time set forth in this Agreement shall not be construed to permit either Life Medical or its Agents to engage in any of the prohibited acts set forth in this Agreement after such period if such acts would otherwise be prohibited by any applicable statute or legal precedent.

8. Disclosure.

      A. Scantek shall, within a reasonable time after the date of the execution of this Agreement, notify the Securities and Exchange Commission on an appropriate form and issue a press release with respect to this Agreement.

      B. No public disclosure of the terms of this Agreement shall be made by Life Medical or any of its Agents, without the prior written approval of Scantek except as may be required by law or by judicial or other compulsory process. If either Life Medical or its Agents intends to make a disclosure of the terms of this Agreement as required by law or by judicial or other compulsory process, Life Medical or its Agents shall notify Scantek as soon as possible and, if permissible, in advance of any such disclosure.

9. Life Medical's Representations, Warranties and Covenants. Life Medical represents, warrants and covenants that:

      A. Corporate Status. Life Medical is a corporation with all of the requisite power and authority to carry on its businesses as presently conducted in all jurisdictions where presently conducted.

      B. Authority. Life Medical has the full right, power and legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of Life Medical, enforceable in accordance with its terms and conditions. The execution and delivery of this Agreement by Life Medical and the consummation by it of the transactions contemplated hereby have been duly approved and authorized by all necessary action of the Board of Directors of Life Medical, and no further authorization shall be necessary on the part of Life Medical for the performance and consummation by Life Medical of the transactions contemplated hereby. The execution, delivery and performance of this Agreement in accordance with its terms does not and shall not require approval, consent or authorization of any third party, including any governmental agency or authority or any political subdivision thereof.

      C. Ownership. Steven Cantor is the record, beneficial and equitable owner of a majority of the capital stock of Life Medical Technologies, Inc.

      D. Compliance with the Law and Other Instruments. The business and operations of Life Medical have been and are being conducted in accordance with all applicable laws, rules, and regulations of all authorities which affect Life Medical or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of Life Medical or cause an acceleration under any arrangement, agreement or other instrument to which Life Medical is a party or by which any of its assets are bound. Life Medical has performed all of its obligations which are required to be performed by it pursuant to the terms of any such agreement, contract, or commitment.

      E. No Broker. Life Medical has not had any dealings with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement, except for M.F.S.G., Inc. ("M.F.S.G."), whose fee shall be paid by Scantek pursuant to a separate agreement. Life Medical represents that, except for M.F.S.G., it has not dealt with any person, firm or corporation and agrees to indemnify and hold harmless Scantek from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by Life Medical or its Agents.

      F. Right to Distribute. Life Medical shall not grant, directly or indirectly, to any other person any right to use any right or license to use any intellectual property with respect to the Product or the Devices.

      G. Litigation. There are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting Life Medical or its properties, assets or businesses, or with respect to any matter arising out of the conduct of Life Medical's business pending or to its knowledge threatened, by or against, any officer or director of Life Medical in connection with its affairs, whether or not covered by insurance. Neither Life Medical nor its officers or directors are subject to any order, writ, injunction, or decree of any court, department, agency, or instrumentality, affecting Life Medical.

      H. No Approvals. No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

      I. Survival. The covenants, representations and warranties made by Life Medical in or in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions described herein, it being agreed and understood that each of such covenants, representations and warranties is of the essence to this Agreement and the same shall be binding upon Life Medical and inure to Scantek, its successors and assigns.

      J. Complete Disclosure. Life Medical has no knowledge that any covenant, representation or warranty of Life Medical which is contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, not misleading.

      K. Notification of an Event. If, any event occurs or any event known to Life Medical relating to or affecting Life Medical shall occur as a result of which (i) any provision of this Article "9" of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article "9" of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, Life Medical will immediately notify Scantek pursuant to Paragraph "C" of Article "11" of this Agreement.

      L. No Defense. It shall not be a defense to a suit for damages for any misrepresentation, or breach of, a covenant, representation or warranty that Scantek knew or had reason to know that any covenant, representation or warranty in this Agreement contained untrue statements.

      10.   Scantek's   Representations,   Warranties  and  Covenants.   Scantek
represents, warrants and covenants that:

      A. Corporate Status. Scantek is a corporation with all of the requisite power and authority to carry on its businesses as presently conducted in all jurisdictions where presently conducted.

      B. Authority. Scantek has the full right, power and legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of Scantek, enforceable in accordance with its terms and conditions. The execution and delivery of this Agreement by Scantek and the consummation by it of the transactions contemplated hereby have been duly approved and authorized by all necessary action of the Board of Directors of Scantek, and no further authorization shall be necessary on the part of Scantek for the performance and consummation by Scantek of the transactions contemplated hereby. The execution, delivery and performance of this Agreement in accordance with its terms does not and shall not require approval, consent or authorization of any third party, including any governmental agency or authority or any political subdivision thereof.

      C. Compliance with the Law and Other Instruments. The business and operations of Scantek have been and are being conducted in accordance with all applicable laws, rules, and regulations of all authorities which affect Scantek or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of Scantek or cause an acceleration under any arrangement, agreement or other instrument to which Scantek is a party or by which any of its assets are bound. Scantek has performed all of its obligations which are required to be performed by it pursuant to the terms of any such agreement, contract, or commitment.

      D. No Broker. Scantek has not had any dealings with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement, except for M.F.S.G., whose fee shall be paid by Scantek pursuant to a separate agreement. Scantek represents that, except for M.F.S.G., it has not dealt with any person, firm or corporation and agrees to indemnify and hold harmless Life Medical from and against any and all claims for brokerage commissions by any person, firm or corporation, including M.F.S.G., on the basis of any act or statement alleged to have been made by Scantek or its affiliates or agents.

      E. Intellectual Property. Scantek is the sole and exclusive owner of the Product and the Devices and all intellectual property with respect to the Product and the Devices and has the sole and exclusive right to license the use thereof to Life Medical free and clear of any lien, encumbrance or any other restriction, except as set forth on Exhibit "D". Scantek has no knowledge that any Product or Device or any of the intellectual property with respect to the Product or Devices infringes on any trademark, trade name, servicemark, copyright or patent or any trade secret or other proprietary right of any other person. Scantek does not know or have any reason to believe that there are any claims of any third parties with respect to the use of any of the intellectual property with respect to the Product or the Devices within the United States, except as set forth on Exhibit "E".

      F. Right to Use. Scantek has not granted and shall not grant, directly or indirectly, to any other person any right to use any right or license to use any intellectual property with respect to the Product or the Devices within the United States.

      G. Right to Distribute. Scantek has not granted and shall not, while the US Option is outstanding, grant, directly or indirectly, to any other person any right (whether current, future, contingent or otherwise) to sell the Product or the Devices in or into the United States.

      H. Litigation. Except as set forth on Exhibit "E", there are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting Scantek or its properties, assets or businesses, or with respect to any matter arising out of the conduct of Scantek's business pending or to its knowledge threatened, by or against, any officer or director of Scantek in connection with its affairs, whether or not covered by insurance. Except as set forth on Exhibit "E", neither Scantek nor its officers or directors are subject to any order, writ, injunction, or decree of any court, department, agency, or instrumentality, affecting Scantek.

      I. No Approval. No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

      J. Survival. The covenants, representations and warranties made by Scantek in or in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions described herein, it being agreed and understood that each of such covenants, representations and warranties is of the essence to this Agreement and the same shall be binding upon Scantek and inure to Life Medical, its successors and assignees.

      K. Complete Disclosure. Scantek has no knowledge that any covenant, representation or warranty of Scantek which is contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, not misleading.

      L. Notification of an Event. If, any event occurs or any event known to Scantek relating to or affecting Scantek shall occur as a result of which (i) any provision of this Article "10" of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article "10" of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, Scantek shall immediately notify Life Medical pursuant to Paragraph "C" of Article "11" of this Agreement.

      M. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of a covenant, representation or warranty that Life Medical knew or had reason to know that any covenant, representation or warranty in this Agreement contained untrue statements.

11. Miscellaneous.

      A. Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      B. Enforceability. If any provision which is contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

      C. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, postage prepaid (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

To Life Medical:                           Life Medical Technologies, Inc.
                                           P.O. Box 473
                                           Babylon, NY 11702
                                           Attn: Mr. Steven Cantor
                                           Fax No.: (631) 376-0073

With a copy to:                            Beckman, Lieberman & Barandes, LLP
                                           100 Jericho Quadrangle, Suite 329
                                           Jericho, NY 11753
                                           Attn.: David H. Lieberman, Esq.
                                           Fax No.: (516) 433-5858

To Scantek:                                Scantek Medical, Inc.
                                           4B Wing Drive
                                           Cedar Knolls, NJ 07927
                                           Attn: Dr. Zsigmond L. Sagi
                                           Fax No.: (973) 401-0459

With a copy to:                            Mintz & Fraade, P.C.
                                           488 Madison Avenue, Suite 1100
                                           New York, NY 10022
                                           Attn: Frederick M. Mintz, Esq.
                                           Fax No.: (212) 486-0701

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph "C" of this Article "11" of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile. If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

      D.  Governing  Law;  Disputes.  This  Agreement  shall in accordance  with
Section 5-1401 of the General Obligations Law of New York in all respects be construed, governed, applied and enforced under the internal laws of the State of New York without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York. The parties agree that they shall be deemed to have agreed to binding arbitration solely in New York, New York, with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement. Any such arbitration shall be by a panel of three arbitrators and pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York. In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators. In connection with the arbitrators' determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom. In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen percent (15%) or more. For example, if the party initiating arbitration ("A") seeks an award of $100,000 plus costs and expenses, the other party ("B") has offered A $50,000 in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has "prevailed". The parties specifically designate the courts in the City of New York, State of New York as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award. The parties hereby consent to and submit to personal jurisdiction over each of them solely by the courts of the State of New York in any action or proceeding, waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of New York, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph "C" of this Article "11" of this Agreement.

      The arbitration panel shall have no power to award non-monetary or equitable relief of any sort. It shall also have no power to award (i) damages inconsistent with any applicable agreement between the parties or (ii) punitive damages or any other damages not measured by the prevailing party's actual damages; and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.

      Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery.

      All aspects of the arbitration shall be treated as confidential. The parties and the arbitration panel may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association in New York, New York. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interest.

      E. Expenses. Each party agrees to be responsible for its own legal, accounting and other advisory fees and expenses incurred in connection with the transaction contemplated hereunder.

      F. Assignment. This Agreement may not be assigned or transferred by Life Medical.

      G. Construction. Each of the parties hereto hereby further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations and (ii) each counsel has had significant input in the development of this Agreement and (iii) this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Agreement.

      H. Entire Agreement. This Agreement and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither party makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure of any documentation or other information with respect to any one or more of the foregoing.

      I. Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

      J. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

      K. Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

      L. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      M. Modifications. This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

      N. Exhibits. All Exhibits annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

      O. Severability. The provisions of this Agreement shall be deemed separable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Agreement to any party, that party may cancel, and terminate the Agreement by giving written notice to the other party.


                                   END OF PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    Scantek Medical, Inc.


                                    By:  ___________________________________
                                         Dr. Zsigmond L. Sagi, President

                                    Life Medical Technologies, Inc.


                                    By:  ___________________________________
                                         Steven Cantor, President & CEO

      Steven Cantor hereby agrees to be personally subject to the provisions of Articles "6", "7" and "11" of this Agreement, including, but not limited to Paragraph "D" of Article "11" of this Agreement and liable for his personal acts with respect to such Articles, which shall not include the acts of his Agents and affiliates. For purposes of Paragraph "C" of Article "11" of this Agreement, Steven Cantor's address and facsimile number are the same as set forth therein for Life Medical with a copy to the same address and facsimile number as the copy for Life Medical would be sent.


                                  -------------------------------------
                                  Steven Cantor

                                    EXHIBIT A

                                 PROMISSORY NOTE

                                    EXHIBIT B

                            LIST OF MEDICAL JOURNALS

1. The Journal of Surgical Oncology

2. Surgical Oncology

3. Lancet

                                    EXHIBIT C

                             DISTRIBUTION AGREEMENT

                                    EXHIBIT D

                                      LIENS

1.    UCC-1 filed by Ira Russack;

2.    UCC-1 filed by Canal Jeans Co.;

3.    UCC-1s filed by Angela Sabella;


4. UCC-1 filed by First Sierra Financial Inc. (obligation has been paid; UCC-3 has not been filed);

5.    UCC-1 filed by Zigmed Inc.;

6.    UCC-1 filed by Trinity Bui.

                                    EXHIBIT E

                                   LITIGATION

1. Frank A. Ciolli, Alfred V. Greco, PLLC and Alfred V. Greco, individually v. Scantek Medical, Inc. and Dr. Zsigmond L. Sagi, Case No. 04-3978 in the United States District Court for the District of New Jersey. Mr. Ciolli is seeking (A) the distribution rights with respect to the Product in the United States and Mexico and (B) approximately $286,003 in loans made to Scantek and/or approximately 6,650,000 shares of common stock, par value $.001 of Scantek ("Common Stock"). Alfred V, Greco, PLLC and Alfred V. Greco are seeking $10,000 and 25,000 shares of Common Stock for legal fees and the costs and expenses of collection.

      Scantek, prior to the service of the lawsuit, had paid $105,000 plus interest to Mr. Ciolli with respect to one of the loans and issued to him 1,650,000 shares of the 6,650,000 shares of Common Stock Mr. Ciolli is seeking. Scantek believes that (A) there is virtually no basis for Mr. Ciolli's claim to the remaining 5,000,000 shares of Common Stock, and (B) while Mr. Ciolli is entitled to approximately $105,000 in repayment of another loan, Mr. Ciolli does not have a valid cause of action with respect to any of his other claims.

      On October 15, 2004, Scantek filed a Motion to Dismiss based upon insufficiency of service of process and failure to state a claim for which relief could be granted, for numerous reasons, including, but not limited to,
(A) Scantek had repaid the only loan evidenced by a promissory note made pursuant to the terms of the Letter of Intent and (B) Scantek had issued 1,650,000 shares to Mr. Ciolli. Accordingly, the repayment of the $105,000 loan makes the claim for the balance of the shares claimed by Ciolli moot because those shares were being held in escrow to secure repayment of the $105,000 loan, and the issuance of the 1,650,000 shares makes the claim for the $33,000 loan moot. Mr. Ciolli and Mr. Greco requested that Scantek allow them to (A) withdraw the action in New Jersey and (B) commence the action in New York. In view of the time and money spent thus far defending the case in New Jersey, Scantek was not willing to allow Mr. Ciolli and Mr. Greco to withdraw the case in New Jersey. Scantek determined to concede jurisdiction over it in New Jersey, and informed the Court of its decision. On August 8, 2005, the Court issued a decision with respect to the remainder of Scantek's Motion to Dismiss. The Court dismissed many of Mr. Ciolli's claims against Scantek and dismissed the Complaint in its entirety with respect to Dr. Sagi for lack of jurisdiction. Scantek intends to vigorously defend against the remaining claims.

      On August 22, 2005, Mr. Ciolli commenced an action in the Supreme Court of the State of New York against Dr. Sagi, Scantek's counsel, Mintz & Fraade, P.C., the two named partners of Mintz & Fraade, P.C. and certain individuals and entities with which Scantek is engaged in business. Mr. Ciolli is seeking the following damages which he allegedly incurred: (1) compensatory damages in excess of $10,000,000, (2) punitive damages in excess of $5,000,000 and (3)
3,000,000 shares of Common Stock. Dr. Sagi and Mintz & Fraade, P.C. and its named partners intend to vigorously defend against these claims for which Scantek is potentially liable pursuant to its indemnification of Dr. Sagi and counsel. Scantek believes that Ciolli's claims in the New York litigations against Dr. Sagi, Mintz & Fraade, P.C. and the partners of Mintz & Fraade, P.C. have no merit.

2. Carriage House Capital, on May 13, 2004, docketed with the Superior Court of New Jersey a judgment against Scantek entered on July 17, 2001 in the Superior Court for the State of Arizona in the amount of $10,000 plus interest from November 20, 2000 plus attorneys' fees and costs in the amount of $6,401.50. The Arizona judgment also provides for the issuance of 5,000 shares of Common Stock for every week commencing November 20, 2000 in which the judgment remains unsatisfied, which was later postponed to December 10, 2000 pursuant to an agreement between Scantek and Carriage House Capital. On July 14, 2004, Carriage House Capital filed a motion to compel delivery of the stock and payment of attorneys' fees and costs. As of September 16, 2005, Scantek owed Carriage House 570,000 shares of Common Stock. Scantek intends to pay the $10,000 plus interest to Carriage House Capital, and to negotiate with Carriage House Capital to reduce the number of shares of Common Stock to be issued to Carriage House Capital.

3. Judgment entered on October 12, 2000 in favor of Tapecon Inc. in the amount of $14,563.82 with costs in an amount of $230.56. On December 8, 2000, Tapecon received $8,176.81 towards the payment of the judgment.

4. Judgment entered on June 25, 2004 in favor of Kamal, Scantek's prior landlord, in the amount of $34,959.94. Scantek has established a payment plan with Kamal pursuant to which it has already made two payments.

5. Stursberg & Veith and Folkenflik & McGerity seek to recover fees in the aggregate amount of $70,358.49 for legal services allegedly performed from 1997 through 1999. Opposing counsel tried to have the case put on the calendar for trial and Scantek opposed said action on the basis of incomplete discovery. On September 30, 2004, the Court ordered the case to be remanded and reassigned to a non-commercial part. The parties have recently reached an oral agreement with respect to the payment of the $70,358.49 sought by Stursberg & Veith and Folkenflik & McGerity. Commencing on January 15, 2005, Scantek shall pay $5,000 to Stursberg & Veith and Folkenflik & McGerity and on the fifteenth of each month thereafter, Scantek shall pay Stursberg & Veith and Folkenflik & McGerity $10,000 until the fees have been paid in full. Scantek has made the $5,000 payment due on January 15, 2005 and the $10,000 payments due through June 15, 2005. Accordingly, Scantek has paid approximately 78% of the money owed to Stursberg & Veith and Folkenflik & McGerity and the amount currently owed is $15,358.49.

After making the May 15, 2005 payment,  Scantek requested an extension of thirty
(30) days with respect to the June 15, 2005 payment and subsequent payments. Scantek had been orally advised by Max Folkenflik of Stursberg & Veith and Folkenflik & McGerity that the extension would be granted. However, Scantek was unable to make the next payment on July 15, 2005, and on July 19, 2005, Stursberg & Veith and Folkenflik & McGerity sent it a notice of default with respect to the June 15, 2005 and July 15, 2005 payments. Although Scantek made the payment due on June 15, 2005 on August 18, 2005, it has not made the remaining payments which were due on July 15, 2005 and August 15, 2005. Stursberg & Veith and Folkenflik & McGerity may enter a judgment with the Clerk of the Court for $70,358.49, less the payments of $55,000 previously made, plus compounded interest at the rate of 8% per annum from March 15, 1999.

                                 PROMISSORY NOTE

$250,000
                                                                December 6, 2004

      FOR VALUE RECEIVED, Scantek Medical, Inc., a Delaware corporation with an address at 4B Wing Drive, Cedar Knolls, NJ 07927 (hereinafter referred to as the "Payor"), agrees to pay to the order of Life Medical Technologies, Inc., a Delaware corporation with an address at P.O. Box 473, Babylon, NY 11702 (hereinafter referred to as the "Payee"), on the Maturity Date set forth in Article "2" of this Promissory Note (the "Note"), unless earlier accelerated in accordance with the terms of this Note, the principal sum of two hundred fifty thousand ($250,000) dollars, with interest on the aforesaid amount as calculated in Article "1" of this Note.

1. Interest.

      (A) Interest on the unpaid principal balance shall be accrued and calculated from the date the loan is received by the Payor to and including the date of repayment at an interest rate equal to eight (8%) percent per annum.

      (B) Payment of the accrued and unpaid interest shall be due and payable upon payment of the principal balance of this Note pursuant to Article "2" of this Note.

2. Maturity.

      Payment of the principal balance of this Note, together with any unpaid and accrued interest thereon, shall be due and payable in full on June 5, 2007 (the "Maturity Date").

3. Events of Default.

      The term "Event of Default" as used herein shall mean the occurrence of any one or more of these following events:

      (A) The failure of the Payor to make payment on the Maturity Date and after the Payee has given the Payor ten (10) days written notice of such default pursuant to Paragraph "(C)" of Article "10" of this Note;

      (B) The filing by the Payor of a petition in bankruptcy;

      (C) The making of an assignment by the Payor for the benefit of its creditors;

      (D) Consent by the Payor to the appointment of, or possession by, a custodian for itself or for all or substantially all of its property;

      (E) The filing of a petition in bankruptcy against the Payor with the consent of the Payor;

      (F) The filing of a petition in bankruptcy against the Payor without the consent of the Payor, and the failure to have such petition dismissed within one hundred and eighty (180) days from the date upon which such petition is filed;

      (G) Notwithstanding the one hundred and eighty (180) day provision in Paragraph "(F)" of this Article "3"of this Note, on a petition in bankruptcy filed against Payor, Payor is adjudicated bankrupt; and

      (H) The entry by a court of competent jurisdiction of a final non-appealable order, judgment or decree appointing, without the consent of the Payor, a receiver, trustee or custodian for the Payor or for all or substantially all of the property or assets of the Payor.

4. Remedies Upon Default.

      Upon the occurrence of an Event of Default and any time thereafter while such Event of Default is continuing, the entire unpaid principal balance which is due pursuant to this Note shall, at the Payee's option, be accelerated and become and be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Payor, except as set forth in Paragraph "(A)" of Article "3" of this Note.

5. Non-Exclusive Remedy.

      Any remedy that is set forth in this Note is not exclusive of any remedies that are provided by law.

6. Liability Upon Default.

      The liability of the Payor upon default shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Payee including, but not limited to, any extension of time, renewal, waiver or other modification.

7. Exercise of Remedy Upon Default.

      No failure on the part of the Payee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

8. Collection Costs.

      The Payor agrees to pay all reasonable costs of collection, including reasonable attorney's fees and costs, which may be paid or incurred by the Payee in connection with the Payee's exercise of its rights or remedies under this Note.

9. Full Recourse.

      Anything in this Note to the contrary notwithstanding, the Payor hereunder shall be liable on this Note for the full amount of the principal and interest due pursuant to this Note.

10. Miscellaneous.

      (A) Headings. Headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

      (B) Enforceability. If any provision which is contained in this Note should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Note and this Note shall be construed as if such invalid or unenforceable provision had not been contained herein.

      (C) Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, postage prepaid (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

To the Payee:                       Life Medical Technologies, Inc.
                                    P.O. Box 473
                                    Babylon, NY 11702
                                    Attn: Mr. Steven Cantor
                                    Fax No.: (631) 376-0073

With a copy to:                     Beckman, Lieberman & Barandes, LLP
                                    100 Jericho Quadrangle, Suite 329
                                    Jericho, NY 11753
                                    Attn.: David H. Lieberman, Esq.
                                    Fax No.: (516) 433-5858

To the Payor:                       Scantek Medical, Inc.
                                    4B Wing Drive
                                    Cedar Knolls, NJ 07927
                                    Attn: Dr. Zsigmond L. Sagi
                                    Fax No.: (973) 401-0459

With a copy to:                     Mintz & Fraade, P.C.
                                    488 Madison Avenue, Suite 1100
                                    New York, NY 10022
                                    Attn: Frederick M. Mintz, Esq.
                                    Fax No.: (212) 486-0701
or in each case to such other address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph "(C)" of this Article "10" of this Note are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile. If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

      (D) Governing Law; Disputes. This Note shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. The parties hereby consent to and irrevocably submit to personal jurisdiction over each of them solely by the courts of the State of New York in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of New York, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph "(C)" of this Article "10" of this Note.

      (E) Assignment. This Note may not be assigned or transferred by the Payee without the prior written consent of the Payor.

      (F) Construction. Each of the parties hereto hereby further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations and (ii) each counsel has had significant input in the development of this Note and (iii) this Note shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Note.

      (G) Entire Agreement. This Note and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      (H) Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Note and the intents and purposes hereof.

      (I) Binding Agreement. This Note shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

      (J) Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Note shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Note or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Note to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and
(iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

      (K) Modifications. This Note may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by the Payor and the Payee of this Note.

      (L) Severability. The provisions of this Note shall be deemed separable. Therefore, if any part of this Note is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Note; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Note to any party, that party may cancel, and terminate the Note by giving written notice to the other party.

      IN WITNESS WHEREOF, the Payor has executed this Note as of the 6th day of December 2004.

                                    SCANTEK MEDICAL, INC.


                                    By:   ________________________________
                                          Dr. Zsigmond L. Sagi, President

                        EXCLUSIVE DISTRIBUTION AGREEMENT

                                     BETWEEN

                              SCANTEK MEDICAL, INC.

                                       AND

                         LIFE MEDICAL TECHNOLOGIES, INC.

      AGREEMENT dated as of the _____ day of ____________ (this "Agreement"), by and between Scantek Medical, Inc. a Delaware corporation (the "Manufacturer") with an address at 4B Wing Drive, Cedar Knolls, New Jersey 07927, and Life Medical Technologies, Inc. a Delaware corporation (the "Distributor") with an address at P.O. Box 473, Babylon, New York 11702.

      WHEREAS, the Manufacturer is the owner of the Intellectual Property (as hereinafter defined in Paragraph "C" of Article "2" of this Agreement); and

      WHEREAS, the Distributor is desirous of obtaining an exclusive right to directly distribute the Product (as hereinafter defined in Paragraph "G" of Article "2" of this Agreement) in the Territory (as hereinafter defined in Paragraph "I" of Article "2" of this Agreement); and

      WHEREAS, the Manufacturer is willing to grant to the Distributor an exclusive right to directly distribute the Product in the Territory upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged,


IT IS AGREED:

1. Recitals. The parties hereby adopt as part of this Agreement each of the recitals which is set forth above in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement and such WHEREAS clauses are hereby confirmed and ratified as being accurate by each party as to itself.

2. Certain Definitions. The following terms as used in this Agreement shall, unless specifically indicated otherwise in this Agreement, have the following meanings:

      A. "Contract Year" shall mean the one year period commencing upon the first day of the month (the "Commencement Month") after following the exercise of the US Option (as defined in the Agreement (the "Definitive Agreement") dated as of the 3rd day of December 2004 by and between the Manufacturer and the Distributor). Each subsequent Contract Year shall commence upon the annual anniversary date of the Commencement Month.

      B. "Dollars" shall mean United States Dollars.

      C. "Intellectual Property" shall mean all information with respect to the Product (i) which is the property of the Manufacturer, (ii) which is necessary for the marketing and use of the Product including quality control specifications and procedures used in connection therewith and information and data with respect to the use of the Technology (as defined hereinafter in Paragraph "H" of this Article "2" of this Agreement) and the Product, and (iii) utilized by the Manufacturer in obtaining governmental approvals for the sale of the Product.

      "Intellectual Property" shall include, but shall not be limited to, all of the following in the United States and worldwide (regardless of whether presently owned or owned by the Manufacturer in the future): (i) the Trademark (as hereinafter defined in Paragraph "J" of Article "2" of this Agreement) which is registered in the United States Patent and Trademark Office, (ii) servicemarks, (iii) trade names, (iv) trade dress, (v) logos, (vi) copyrights,
(vii) rights of authorship, (viii) inventions, (ix) moral rights, (x) Patents (as hereinafter defined in Paragraph "F" of this Article "2" of this Agreement),
(xi) applications, registrations and renewals in connection with any of the foregoing, (xii) database rights, (xiii) rights of publicity, privacy and/or rights to enforce defamation claims, (xiv) rights under unfair competition and unfair trade practices laws, (xv) other intellectual and industrial property rights related thereto, and (xvi) all trade secrets, or other proprietary rights, currently owned or held or to be owned or held in the future by the Manufacturer, as well as any and all Technology.

      D. "Knowledge" as used in the Distributor's representations, warranties and covenants shall mean the actual knowledge of the Distributor's officers or the constructive knowledge of such officers as if they had preformed a proper due diligence review of the subject matter. E. "Minimum Product Sales" shall mean the minimum sales of the Product by the Distributor as specified in Article "10" of this Agreement.

      F. "Patents " shall mean the subject of the Letters Patent of the United States which are described on Exhibit "A", which is annexed hereto and made a part hereof and which are filed and which in the future shall be filed in the United States Patent and Trademark Office.

      G. "Product" shall mean the BreastCare(TM)/BreastAlert(TM) Differential Temperature Sensor/Breast Abnormality Indicator device which is described on Exhibit "B", which is annexed hereto and made a part hereof.

      H. "Technology" shall mean all information which is presently or which shall in the future be the subject of the Letters Patent of the United States which are described on Exhibit "A", which is annexed hereto and made a part hereof. Said Technology shall include, but shall not be limited to, certain technical trade secrets and business know-how regardless of whether presently owned or owned in the future by the Manufacturer. In addition to patents granted in the United States, the Technology may in the future be granted patents which are owned by the Manufacturer in other countries.

      I. "Territory" shall mean the United States.

      J. "Trademark" shall mean information which has been the subject of a registration which is described on Exhibit "C", which is annexed hereto and made a part hereof and which registration has been filed and which may in the future be the subject of a registration or registrations to be filed with the United States Patent and Trademark Office.

3. Exclusivity.

      A. Subject to the terms of this Agreement, including, but not limited to, the Distributor not being in breach of this Agreement, the Manufacturer hereby grants to the Distributor during the Term (as hereinafter defined in Article "13" of this Agreement), a non-assignable, non-transferable exclusive right to distribute and sell the Product within, and only within, the Territory.

      B. The Manufacturer hereby grants to the Distributor within, and only within, the Territory a license pursuant to the terms and conditions of this Agreement, during the Term, to use, in connection with the sale, marketing and distribution of the Product, the Intellectual Property, and all applications therefore now or hereafter owned by the Manufacturer, the right to make appropriate reference to the Intellectual Property on or in connection with the Product and any and all packaging materials, print advertisement, pamphlets, brochures, displays, letterhead or other sales, marketing and distribution materials used in connection with the Product. No right or license is granted to the Distributor to make, manufacture or assemble the Product or to use any Intellectual Property in connection with any manufacturing process, whether within or outside the Territory. The Distributor shall use the Intellectual Property solely in connection with the Product manufactured by the Manufacturer.

      C. For a period of eighteen (18) months after the date of the Exercise Notice given pursuant to the terms of Paragraph "B" of Article "4" of the Definitive Agreement, the Distributor shall not, directly or indirectly, sell, market or distribute any product other than the Product, regardless of whether or not such product competes with the Product.

      After said eighteen (18) month period, the Distributor shall not, directly or indirectly, sell, market or distribute any products which, directly or indirectly, compete with any product of the Manufacturer that screens for, or is a detection modality for prostate, cancer, kidney disease and strokes or any product which is based upon the technology of temperature differentials.

      D.  The   Distributor   shall   purchase  the  Product   solely  from  the
Manufacturer.

      E. The Product shall be manufactured by the Manufacturer. The Distributor shall not attempt, directly or indirectly, to manufacture the Product.

      F. The Manufacturer shall not, directly or indirectly, sell the Product in the United States. For the purposes of this Paragraph "F" of this Article "3" of this Agreement, a sale of the Product made from the United States to a buyer outside of the United States shall not be deemed as directly or indirectly selling the Product in the United States. The Manufacturer hereby agrees that any distribution agreement which it signs with a distributor outside the United States shall restrict such distributor to a specific territory, and shall provide that such distributor is prohibited from selling the Product outside of such specific territory.

4. Payments For The License. The purchase price for the license shall be one million six hundred thousand ($1,600,000) dollars which shall be paid and payable as follows:

      A. Four hundred fifty thousand ($450,000) dollars which has previously been paid to the Manufacturer pursuant to the terms of the Definitive Agreement.

      B. The  balance of one million one  hundred  fifty  thousand  ($1,150,000)
dollars which shall be payable in seven (7) equal monthly installments, commencing thirty (30) days after the date of the Exercise Notice, provided, however, that if for any reason the Manufacturer has not repaid any loans made by the Distributor or any of its affiliates to the Manufacturer (the "Loans"), including, but not limited to, the Loan (as defined in Paragraph "A" of Article "2" of the Definitive Agreement), in full to Life Medical, then the unpaid principal and/or accrued and unpaid interest on the Loans shall be deducted from the one million one hundred fifty thousand ($1,150,000) due pursuant to this Paragraph "B" of this Article "4" of this Agreement, and the remainder shall be payable in seven (7) equal monthly installments; provided, however, that if any entity affiliated with Steven Cantor ("Cantor") and/or the Distributor (the "Entity") raises funds (the "Funds") in connection with the Product, including, but not limited to, (i) pursuant to an initial or subsequent public offerings of its securities and/or (ii) through receipt of one or more investments, including, but not limited to, debt or equity, then the Manufacturer shall receive upon the receipt by the Entity of the Funds and after a deduction of the first five hundred thousand ($500,000) dollars of the Funds the lesser of (a) eighty (80%) percent of the gross Funds raised or (b) the entire balance of the one million one hundred fifty thousand ($1,150,000) dollars due to the Manufacturer, subject to a deduction of unpaid principal and/or accrued and unpaid interest on any Loans which have not been repaid in full pursuant to this Paragraph "B" of this Article "4" of this Agreement. If the Manufacturer does not receive said entire balance, then said eighty (80%) percent shall be applied ratably to the remaining monthly installments. For example, if the Entity has raised $1,500,000 in equity investments at a time when two (2) monthly installments have been paid, then the Manufacturer shall receive $800,000 (determined by multiplying $1,000,000 ($1,500,000 minus $500,000) by 80%) and the Manufacturer shall apply $160,000 (determined by dividing $800,000 by 5 (the number of unpaid monthly installments)) to reduce each unpaid monthly installment to $18,571.42 (determined by subtracting $160,000 from $178,571.42 (the amount of each monthly payment to be made by the Distributor (determined by dividing $1,250,000 by 7)).

5. Equity Interest to the Manufacturer.

      A. The Distributor shall issue to the Manufacturer, such equity interest in itself which shall result in the Manufacturer owning fifteen (15%) percent of the issued and outstanding common stock of the Distributor. The Distributor shall have the right to create two (2) classes of ownership interest, with one such class being non-voting stock. The Distributor may, at its discretion, issue to the Manufacturer non-voting stock; provided, however, that the Manufacturer shall receive fifteen (15%) percent of the total of all voting and non-voting common stock of the Distributor issued and outstanding.

      B. The Manufacturer's fifteen (15%) percent ownership interest in the Distributor shall be a non-voting interest until two (2) years after the date upon which the Distributor has its securities trading or quoted in the United States or any foreign country, including, but not limited to, Nasdaq National Market, SmallCap Market, OTC Bulletin Board, "pink sheets", London Stock Exchange, AIM, Borsa Italiana SPA, Bourse de Montreal, Bolsa Mexicana de Valores or Tokyo Stock Exchange (a "Public Company"). If the Manufacturer is issued voting stock in the Distributor, it agrees not to vote said stock until two (2) years after the Distributor becomes a Public Company. After said two (2) year period, the Manufacturer's fifteen (15%) percent membership interest in the Distributor shall become a voting interest.

      C. Commencing upon the date upon which the Distributor becomes a Public Company and continuing for a period of two (2) years after said date, the Manufacturer shall not sell, transfer or otherwise dispose of its ownership interest in the Distributor; provided, however, that the Manufacturer may sell, transfer or otherwise dispose of its ownership interest in the Distributor pursuant to a private transaction pursuant to the Securities Act of 1933, as amended. For a period of fourteen (14) months after the end of the aforesaid two
(2) year period, the Manufacturer may only sell, transfer or otherwise dispose of seven and one-half (7.5%) percent of its initial ownership interest in the Distributor per month on a cumulative basis. For example, if the Manufacturer's 15% ownership interest is equal to 100,000 shares of common stock of the Distributor, the Manufacturer, after said two (2) year period, could sell 7,500 shares per month (determined by multiplying 100,000 by 7.5%); provided, however, that if, the Manufacturer did not sell any shares for two months, then in the following month it could sell up to 22,500 shares (determined by multiplying 7,500 by 3). At the end of the fourteen (14) month period there shall be no restriction on sales by the Manufacturer.

      D. The Distributor agrees that the Manufacturer's fifteen (15%) percent ownership interest in it shall not under any circumstances be diluted. Accordingly, the Distributor covenants and agrees that the Manufacturer's shares (the "Shares") shall be increased to prevent any dilution if the Manufacturer's fifteen (15%) percent ownership interest would be diluted upon the happening of any event with respect to the Distributor, including, but not limited to, the following:

            i. The issuance of common stock and the issuance of common stock upon the conversion or exercise of stock options, warrants or other rights to acquire shares of common stock of the Distributor (collectively referred to as the "Distributor's Common Stock");

            ii. A recapitalization of the outstanding shares of the Distributor's Common Stock which has the effect of changing the percentage which the Shares have in relation to the total number of issued and outstanding shares of the Distributor's Common Stock;

            iii. The issuance of the Distributor's Common Stock as a dividend or other distribution on any class of stock of the Distributor;

            iv. The merger, reorganization or consolidation of the Distributor with, or into, another entity or entities, regardless of whether or not the Distributor is the surviving entity.

6. Clinical Study.

      A. The Manufacturer is involved in a clinical study consisting of at least two hundred (200) patients (the "Clinical Study") being conducted by Dr. Virgilio Sacchini ("Dr. Sacchini"), or the doctors or Epidemiologist working with Dr. Sacchini. Pursuant to Paragraphs "A" and "B" of Article "3" of the Definitive Agreement, an aggregate of at least two hundred thousand ($200,000) dollars and not more than two hundred twenty five thousand ($225,000) dollars shall be paid by the Distributor towards the completion of the Clinical Study.

      B. If the costs of the Clinical Study exceed an aggregate of two hundred fifty thousand ($250,000) dollars, as set forth in Paragraph "B" of Article "3" of the Definitive Agreement, the Manufacturer shall bear all costs beyond that amount, and the Distributor shall not be responsible to pay more than the two hundred twenty five thousand ($225,000) dollars set forth in Paragraphs "A" and "B" of Article "3" of the Definitive Agreement.

7. Record Keeping, Reports.

      A. Commencing January 1, 2007, the Distributor shall, no later than forty-five (45) days after the end of each fiscal quarter, furnish the Manufacturer with a detailed statement, certified to be true and correct by both its president and treasurer, respectively, or another two executive officers, (provided, however that the president and the treasurer or such other executive officers shall not be the same individual) setting forth for each month of said quarter, all sales of units of the Product made in the Territory, any trade discounts and allowances, and all credits for returned units of the Product and other similar adjustments together with copies of documents which support the detailed statement.

      B. The Distributor shall maintain true, complete, and correct books of account and records of all transactions within the scope of this Agreement, in accordance with generally accepted accounting principles, to enable the
Manufacturer to ascertain all amounts sold pursuant to this Agreement. The Manufacturer and/or its duly authorized representatives shall have the right, during regular business hours, on reasonable notice, for the duration of this Agreement and for three (3) years thereafter, to examine said books of account and records and all other documents (including, but not limited to, sales invoices) and material in the possession or under the control of the Distributor with respect to this Agreement and its activities pursuant to this Agreement; and the Manufacturer shall have free and full access thereto for said purposes and for the purpose of making extracts therefrom. The Manufacturer shall have the right at such inspection to examine all information pertinent to this Agreement dating from the commencement date of this Agreement.

      C. If, upon an examination, it is revealed that there is due and owing by the Distributor an amount which exceeds, by two (2%) percent or more, the amount which was paid to the Manufacturer with respect to any Contract Year, then the entire cost of the examination shall be borne by the Distributor. For example, if the Manufacturer were paid one million ($1,000,000) dollars, and the audit reveals that the Distributor owes the Manufacturer an additional forty thousand ($40,000) dollars (or four (4%) percent of the one million ($1,000,000) dollars which the Manufacturer was paid), the Distributor shall bear the entire cost of the examination.

8. Payment for Product.

      A. The Distributor shall pay the aggregate sum of the Wholesale Price (as defined in Paragraph "C" of this Article "8" of this Agreement) with respect to the Product it orders no later than thirty (30) days after delivery of the shipment.

      B. Unless otherwise advised in writing by the Distributor, the Manufacturer shall ship the units of the Product to the Distributor's principal place of business. The units of the Product shall be shipped F.O.B. Point of Origin which means that the Distributor shall obtain title to the Product and be responsible for the risk of loss, customs clearing, transportation, the cost of shipment and insurance of the Products and all other costs after the Manufacturer has delivered the Product to the location from which it shall ship the Product to the Distributor (the "Point of Origin"). The Distributor acknowledges that it is responsible for the risk of loss, customs clearing, transportation, the cost of shipment and insurance of the Products and all other costs after the Manufacturer has delivered the Product to the Point of Origin. The Distributor further acknowledges that title to the Product has passed to it upon delivery of the Product to the Point of Origin.

      C. The Distributor shall pay to the Manufacturer the price with respect to each unit of the Product purchased by the Distributor as hereinafter set forth in this Paragraph "C" of this Article "8" of this Agreement (the "Wholesale Price"). The Wholesale Price per Product unit with respect to each order placed by the Distributor shall be equal to ($*).

* - Deleted due to confidentiality.

      i. There shall be an increase every twelve months, commencing twelve months after the first day of the calendar month following the date of the Exercise Notice (the "Commencement Date"), of the Wholesale Price per Product unit based upon a Wholesale Price of ($*), by an amount which is equal to the increase in the cost of living (the "COL Index") from the average for the twelve months immediately preceding the Commencement Date (the "COL Year") to the average for the twelve (12) month period immediately preceding the date in the year on which such Wholesale Price shall be payable (each such year is hereinafter referred to as the "Determination Year"). In order to determine the average for the COL Year or for the Determination Year, the cost of living for each of the twelve months in the COL Year or in the Determination Year, as the case may be, shall be added and the resultant figure shall be divided by 12. All cost of living computations shall be based upon the Consumer Price Index for all Urban Consumers for New York, Northeast New Jersey for "all items" of the Bureau of Labor Statistics of the United States Department of Labor (the "Index"), or if, at the time a determination must be made, the Index is no longer published or issued, such other index as is generally recognized and accepted for similar determinations. The amount of the increase shall be computed by multiplying the ($*) Wholesale Price by a fraction, the numerator of which is the average cost of living for the Determination Year and the denominator of which is the average cost of living for the COL Year. By way of illustration, assume the following:
(i) the average cost of living for the COL Year is one hundred ($100) dollars and (ii) the average cost of living for the Determination Year is one hundred and five ($105) dollars. In this example, the Wholesale Price per Product unit which shall be payable for the year shall be ($*), which is the amount arrived at by multiplying ($*) by one hundred and five (105%) percent (the ratio of the average cost of living for the Determination Year to the average cost of living for the COL Year: one hundred five ($105) dollars divided by one hundred ($100) dollars).

* - Deleted due to confidentiality.

            ii. The Wholesale Price as adjusted by Subparagraph "i." of this Paragraph "C" of this Article "8" of this Agreement shall be reduced by twenty-five cents ($.25) for each order in excess of five hundred thousand (500,000) units of the Product.

9. Royalty. Intentionally deleted.

10. Minimum Product Sales.

      A. The Distributor shall be required to meet the following minimum sales requirements commencing on January 1, 2009; (the "Sales Requirement Date":

0-18  months from the Sales Requirement Date        $*

19-24 months from the Sales Requirement Date        $* for the 6 month period

25-36 months from the Sales Requirement Date        $* for the 12 month period

37-48 months from the Sales Requirement Date        $* for the 12 month period

After 48 months from the Sales Requirement Date     $* (for each subsequent 12
                                                        month period)

* - Deleted due to confidentiality.

      There shall be an increase every twelve months, commencing with the twelve
(12) month period of 61 to 72 months from the Sales Requirement Date of the Minimum Sales Requirement, by an amount which is equal to the increase in the cost of living (the "COL Index") from the average for the twelve month period commencing with the first day of the 49th month from the Sales Requirement Date and terminating with the last day of the 60th month after the Sales Requirement Date (the "COL Year") to the average for each twelve (12) month period immediately preceding the date in the year in which such adjusted Minimum Product Sales requirement must be met (each such year is hereinafter referred to as the "Determination Year"). In order to determine the average for the COL Year or for the Determination Year, the cost of living for each of the twelve months in the COL Year or in the Determination Year, as the case may be, shall be added and the resultant figure shall be divided by 12. All cost of living computations shall be based upon the Consumer Price Index for all Urban Consumers for New York, Northeast New Jersey for "all items" of the Bureau of Labor Statistics of the United States Department of Labor (the "Index"), or if, at the time a determination must be made, the Index is no longer published or issued, such other index as is generally recognized and accepted for similar determinations. The amount of the increase shall be computed by multiplying the ($*) Minimum Product Sales requirement to be met after forty-eight (48) months after the date of execution of this Agreement by a fraction, the numerator of which is the average cost of living for the Determination Year and the denominator of which is the average cost of living for the COL Year. By way of illustration, assume the following: (i) the average cost of living for the

* - Deleted due to confidentiality.

COL Year is one hundred ($100) dollars and (ii) the average cost of living for the Determination Year is one hundred and five ($105) dollars. In this example, the Minimum Product Sales requirement which must be met for the year shall be ($*), which is the amount arrived at by multiplying ($*) by one hundred five (105%) percent (the ratio of the average cost of living for the Determination Year to the average cost of living for the COL Year: one hundred five ($105) dollars divided by one hundred ($100) dollars).

      B. The Distributor shall not be required to meet the Minimum Sales Requirements for any given period in which the Manufacturer is (i) not in compliance with the representations, warranties and covenants set forth in Paragraphs "E", "F" and "G" of Article "11" of this Agreement or (ii) unable to timely deliver the Distributor's orders which prevents the Distributor from meeting the Minimum Sales Requirement.

11.  The   Manufacturer's   Representations,   Warranties  and  Covenants.   The
Manufacturer represents, warrants, and covenants to the Distributor that:

      A. Corporate Status. The Manufacturer is a corporation with all of the requisite power and authority to carry on its businesses as presently conducted in all jurisdictions where presently conducted.

* - Deleted due to confidentiality.

      B.  Authority.  The  Manufacturer  has the full  right,  power  and  legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of the Manufacturer, enforceable in accordance with its terms and conditions. The execution and delivery of this Agreement by the Manufacturer and the consummation by it of the transactions contemplated hereby have been duly approved and authorized by all necessary action of the Manufacturer's Board of Directors, and no further authorization shall be necessary on the part of the Manufacturer for the performance and consummation by the Manufacturer of the transactions contemplated hereby. The execution, delivery and performance of this Agreement in accordance with its terms does not and shall not require approval, consent or authorization of any third party, including any governmental agency or authority or any political subdivision thereof.

      C. Compliance with the Law and Other Instruments. The business and operations of the Manufacturer have been and are being conducted in accordance with all applicable laws, rules, and regulations of all authorities which affect the Manufacturer or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Manufacturer or cause an acceleration under any arrangement, agreement or other instrument to which the Manufacturer is a party or by which any of its assets are bound. The Manufacturer has performed all of its obligations which are required to be performed by it pursuant to the terms of any such agreement, contract, or commitment.

      D. Intellectual Property. The Manufacturer is the sole and exclusive owner of the Intellectual Property and has the sole and exclusive right to license the use thereof to the Distributor free and clear of any lien, encumbrance or any other restriction, except as set forth on Exhibit "D". The Manufacturer has no knowledge that any Product or any of the Intellectual Property infringes on any trademark, trade name, servicemark, copyright or patent or any trade secret or other proprietary right of any other person. The Manufacturer does not know or have any reason to believe that there are any claims of any third parties with respect to the use of any of the Intellectual Property within the Territory, except as set forth on Exhibit "E".

      E. Compliance with Standards. The Manufacturer is currently in compliance with, and shall remain compliant with, Good Manufacturing Practice standards and with the Food and Drug Administration's filing requirements, if any, with respect to the Product.

      F. Right to Use. The Manufacturer has not granted and shall not grant, directly or indirectly, to any other person any right to use any right or license to use the Intellectual Property within the Territory.

      G. Right to Distribute. The Manufacturer has not granted and shall not, during the Term, grant, directly or indirectly, to any other person any right (whether current, future, contingent or otherwise) to sell the Product in or into the Territory.

      H. Litigation. Except as set forth on Exhibit "E", there are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting the Manufacturer or its properties, assets or businesses, or with respect to any matter arising out of the conduct of the Manufacturer's business pending or to its knowledge threatened, by or against, any officer or director of the Manufacturer in connection with its affairs, whether or not covered by insurance. Except as set forth on Exhibit "E", neither the Manufacturer nor its officers or directors are subject to any order, writ, injunction, or decree of any court, department, agency, or instrumentality, affecting the Manufacturer.

      I. No Approval. No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

      J. Survival. The covenants, representations and warranties made by the Manufacturer in or in connection with this Agreement shall survive the execution and delivery of this Agreement and shall continue in full force and effect during the Term and for two (2) years after the expiration of the Term, it being agreed and understood that each of such covenants, representations and warranties is of the essence to this Agreement and the same shall be binding upon the Manufacturer and inure to the Distributor, its successors and assigns.

      K. Complete Disclosure. The Manufacturer has no knowledge that any covenant, representation or warranty of the Manufacturer which is contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, not misleading.

      L. Notification of an Event. If, during the Term, any event occurs or any event known to the Manufacturer relating to or affecting the Manufacturer shall occur as a result of which (i) any provision of this Article "11" of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article "11" of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, the Manufacturer shall immediately notify the Distributor pursuant to Paragraph "C" of Article "28" of this Agreement.

      M. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of a covenant, representation or warranty that the Distributor knew or had reason to know that any covenant, representation or warranty in this Agreement contained untrue statements.

12. The Distributor's Representations, Warranties and Covenants. The Distributor represents, warrants and covenants to the Manufacturer as follows:

      A. Corporate Status. The Distributor is a corporation with all of the requisite power and authority to carry on its businesses as presently conducted in all jurisdictions where presently conducted.

      B. Authority. The Distributor has the full right, power and legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of the Distributor enforceable in accordance with its terms and conditions. The execution and delivery of this Agreement by the Distributor and the consummation by it of the transactions contemplated hereby have been duly approved and authorized by all necessary action of the Distributor's Board of Directors, and no further authorization shall be necessary on the part of the Distributor for the performance and consummation by the Distributor of the transactions contemplated hereby. The execution, delivery and performance of this Agreement in accordance with its terms does not and shall not require approval, consent or authorization of any third party, including any governmental agency or authority or any political subdivision thereof.

      C. Compliance with the Laws and Other Instruments. The business and operations of the Distributor have been and are being conducted in accordance with all applicable laws, rules, and regulations of all authorities which affect the Distributor or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Distributor or cause an acceleration under any arrangement, agreement or other instrument to which the Distributor is a party or by which any of its assets are bound. The Distributor has performed all of its obligations which are required to be performed by it pursuant to the terms of any such agreement contract, or commitment.

      D. Right to Distribute. The Distributor shall not grant, directly or indirectly, to any other person any right to use any right or license to use any Intellectual Property within the Territory.

      E. Litigation. There are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting the Distributor or its properties, assets or businesses, or with respect to any matter arising out of the conduct of the Distributor's business pending or to its knowledge threatened, by or against, any officer or director of the Distributor in connection with its affairs, whether or not covered by insurance. Neither the Distributor nor its officers or directors are subject to any order, writ, injunction, or decree of any court, department, agency, or instrumentality, affecting the Distributor.

      F. No Approval. No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

      G. Survival. The covenants, representations and warranties made by the Distributor in or in connection with this Agreement shall survive the execution and delivery of this Agreement and shall continue in full force and effect during the Term and for two (2) years after the expiration of the Term, it being agreed and understood that each of such covenants, representations and warranties is of the essence of this Agreement and the same shall be binding upon the Distributor and inure to the Manufacturer, its successors and assigns.

      H. Complete Disclosure. The Distributor has no knowledge that any covenant, representation or warranty of the Distributor which is contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, not misleading.

      I. Notification of an Event. If, during the Term, any event occurs or any event known to the Distributor relating to or affecting the Distributor shall occur as a result of which (i) any provision of this Article "12" of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article "12" of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, the Distributor shall immediately notify the Manufacturer pursuant to Paragraph "C" of Article "28" of this Agreement.

      J. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of a covenant, representation or warranty that the Manufacturer knew or had reason to know that any covenant, representation or warranty in this Agreement contained untrue statements.

13. Term. Subject to the provisions of Article "17" of this Agreement, the Term of this Agreement shall be perpetual.

14. Capitalization of the Distributor.

      A. The capitalization of the Distributor shall be at least two million ($2,000,000) dollars on the date upon which the final monthly installment (the "Final Installment Date") with respect to the purchase price for the license is due and payable as set forth in Paragraph "B" of Article "4" of this Agreement; provided, however, that of said two million ($2,000,000) dollars, one million six hundred thousand ($1,600,000) dollars can be used to pay the purchase price for the license as set forth in Article "4" of this Agreement.

      B. The Distributor shall advise the Manufacturer that it has obtained the capitalization required pursuant to Paragraph "A" of this Article "14" of this Agreement.

      C. If, on the Final Installment Date, the Distributor fails to have obtained the two million ($2,000,000) dollars required pursuant to Paragraph "A" of this Article "14" of this Agreement, this Agreement shall terminate and be null and void upon the Distributor's receipt of written notice from the Manufacturer and failure to cure as set forth in Paragraph "A" of Article "17" of this Agreement.

      D. The Distributor's capitalization shall be utilized exclusively for working capital activities in the Distributor's sole and absolute discretion and sales and marketing activities with respect to the Product, except as otherwise provided in Paragraph "A" of this Article "14" of this Agreement.

15. Warranties.

      A. All units of the Product delivered to the Distributor pursuant to this Agreement shall be of good and merchantable quality, free from defects in material and workmanship and reasonably fit for their intended purpose.

      B. THE MANUFACTURER HEREBY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES AND GUARANTIES WITH RESPECT TO UNITS OF THE PRODUCT PURCHASED HEREUNDER, WHETHER WRITTEN, ORAL, IMPLIED OR INFERRED BY TRADE, CUSTOM OR PRACTICE, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, EXCEPT AS PROVIDED IN PARAGRAPH "A" OF THIS ARTICLE "15" OF THIS AGREEMENT. THE MANUFACTURER SHALL NOT BE LIABLE UNDER ANY CIRCUMSTANCES FOR DAMAGES OF ANY KIND, WHETHER DIRECT, CONSEQUENTIAL OR OTHERWISE RELATING TO THE PERFORMANCE OF ANY UNIT OF THE PRODUCT OR BY ANY FAILURE OF THE MANUFACTURER. IN NO EVENT SHALL THE MANUFACTURER'S LIABILITY TO ANY USER OF THE PRODUCT EXCEED THE PURCHASE PRICE FOR THAT PRODUCT PURSUANT TO THIS AGREEMENT.

      C. The Distributor shall inspect the units of the Product within seven (7) days after delivery of the shipment containing such units of the Product. If the Distributor, prior to the expiration of such seven (7) day period rejects any units of the Product because such units of the Product do not conform to any agreed upon specifications, the Manufacturer may substitute a like quantity of conforming units of the Product. The Distributor may reject any shipment of non-conforming units of the Product only within seven (7) days after delivery of such shipment, by notice to the Manufacturer, pursuant to Paragraph "C" of Article "28" of this Agreement, stating the reason for rejection with specificity. Failure to timely reject or give proper notice of rejection shall be deemed to constitute acceptance of such shipment. Properly rejected units of the Product shall, in the Manufacturer's sole and absolute discretion, to be exercised by written notice pursuant to Paragraph "C" of Article "28" of this Agreement, either (i) be returned to the Manufacturer at the Manufacturer's expense or (ii) be destroyed by the Distributor at the Manufacturer's expense.

      D. If any shipping date is specified, such date represents a good faith estimate by the Manufacturer. In no event shall the Manufacturer be responsible for a delay in shipment or for damages or losses attributable to any such delay.

      E. The Distributor may not cancel or assign any order given by it to the Manufacturer.

      F. Non delivery or default by the Manufacturer as to any shipment shall not relieve the Distributor from its obligation to accept and pay for any subsequent or prior installment.

16. Force Majeure. Neither the Manufacturer nor the Distributor shall be responsible for failure or delay in performing any of its respective obligations pursuant to this Agreement, including, but not limited to, the provisions of Article "10" of this Agreement, due to causes beyond its control, including, but not limited to, fire, storm, flood, earthquake, explosion, accident, acts of a public enemy, war (whether or not declared), rebellion, insurrection, sabotage, acts of terrorism, epidemic, quarantine restrictions, labor disputes or controversies, labor shortages, transportation embargoes or failures or delays in transportation, fuel or energy shortages, power interruptions or failures, acts of God, acts, rules, regulations, orders or directives of any government or any political subdivision, agency or instrumentality thereof, or the order of any court or regulatory or arbitral body of competent jurisdiction, including, but not limited to, any injunction entered against either the Manufacturer or the Distributor, as the case may be, or their respective suppliers enjoining it or them from manufacturing, selling or distributing the Product.

17. Termination.

      A. Notwithstanding anything in this Agreement to the contrary, the Manufacturer shall have the right to terminate this Agreement in accordance with the provisions of this Article "17" of this Agreement if, the Distributor shall at any time commit any of the following breaches of this Agreement or of the Definitive Agreement or any of the following defaults in the performance of any of its obligations pursuant to this Agreement or pursuant to the Definitive Agreement unless within fifteen (15) calendar days after receipt of written notice of such default in accordance with Paragraph "C" of Article "28" of this Agreement the Distributor cures such default:

            i. The Distributor's obligation to pay the purchase price for the license as set forth in Paragraph "B" of Article "4" of this Agreement;

            ii. The Distributor's obligation with respect to the Manufacturer's ownership interest in the Distributor as set forth in Article "5" of this Agreement;

            iii. Intentionally Deleted;

            iv. The Distributor's obligation to submit quarterly reports as set forth in Article "7" of this Agreement;

            v. The Distributor's obligation to pay the Wholesale Price as set forth in Paragraph "A" of Article "8" of this Agreement;

            vi. Intentionally deleted;

            vii.  The  Distributor's   obligation  to  meet  the  Minimum  Sales
Requirements as set forth in, and subject to the provisions of, Article "10" of this Agreement;

            viii. Intentionally deleted;

            ix. The Distributor's obligations with respect to the use of the Patents and the Trademark as set forth in Article "21" of this Agreement;

            x. The Distributor's obligations not to disclose Confidential Information as set forth in Article "23" of this Agreement; provided, however, that if the Distributor has taken reasonable measures to protect the Confidential Information from any accidental, unauthorized or premature, disclosure or destruction by any of its Agents, then such disclosure or destruction of the Confidential Information by its Agents shall not be deemed a default pursuant to this Paragraph "A" of this Article "17" of this Agreement;

            xi. The Distributor's obligations not to compete as set forth in Paragraph "B" of Article "24" of this Agreement; provided, however, that if the Distributor has taken all reasonable measures to prevent any of its Agents from breaching the provisions of Paragraph "B" of Article "24" of this Agreement, then such breach by its Agents shall not be deemed a default pursuant to this Paragraph "A" of this Article "17" of this Agreement;

            xii. The Distributor's obligation to obtain the Manufacturer's written consent of a transfer as set forth in Paragraph "E" of Article "28" of this Agreement; and

            xiii. Cantor's obligations not to compete as set forth in Paragraph "B" of Article "24" of this Agreement, and not to disclose Confidential Information as set forth in Article "6" of the Definitive Agreement; provided, however, that if the Distributor has taken all reasonable measures to prevent any of its Agents from breaching the provisions of Paragraph "B" of Article "24" of this Agreement, then such breach by its Agents shall not be deemed a default pursuant to this Paragraph "A" of this Article "17" of this Agreement.

      The right of the Manufacturer to terminate this Agreement pursuant to this Article "17" of this Agreement or otherwise shall be in addition to and not exclusive of any other right or remedy that may exist at law, equity or otherwise, that the Manufacturer may possess pursuant to this Agreement, all of which rights and remedies shall survive such termination.

      B. Notwithstanding the provisions of Paragraph "A" of this Article "17" of this Agreement, the Manufacturer shall have the right to terminate this
Agreement   without  prior  notice  to  the  Distributor  if:

            i. Any material representation or warranty of the Distributor contained in this Agreement is untrue when made

            ii. The Distributor admits in writing its inability to pay its debts as they mature;

            iii. The Distributor files a petition in bankruptcy;

            iv. The Distributor makes an assignment for the benefit of its creditors;

            v. The Distributor consents to the appointment of, or possession by, a custodian for itself or for all or substantially all of its property;

            vi. A petition in bankruptcy is filed with the written consent of the Distributor;

            vii. The Distributor fails to have a petition in bankruptcy which was filed without its consent dismissed within one hundred twenty (120) days from the date upon which such petition was filed;

            viii. Notwithstanding the one hundred twenty (120) day period set forth in Subparagraph "vii" of this Paragraph "B" of this Article "17" of this Agreement, the Distributor is adjudicated bankrupt on a petition in bankruptcy filed against it;

            ix. A court of competent jurisdiction enters a final non-appealable order, judgment or decree appointing, without the consent of the Distributor, a receiver, trustee or custodian for the Distributor or for all or substantially all of the property or assets of the Distributor; and

            x. A court of competent jurisdiction enters a final judgment for the payment of money against the Distributor, which judgment the Distributor shall not discharge (or provide for such discharge) in accordance with its terms within one hundred twenty (120) days of the date of entry thereof, or procure a stay of execution thereof within one hundred twenty (120) days from the date of entry thereof and, within such one hundred twenty (120) day period, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

      C. Except as otherwise set forth in Paragraph "B" of Article "10" of this Agreement, if the Distributor fails to achieve the Minimum Product Sales, the Manufacturer may, in its sole and absolute discretion, to be exercised by written notice to the Distributor pursuant to Paragraph "C" of Article "28" of this Agreement, either (i) terminate this Agreement (ii) decrease the geographic scope of the Territory, or (iii) modify the grant of distribution rights from exclusive to non-exclusive.

      D. If upon termination pursuant to this Article "17" of this Agreement, the Distributor has in its possession or control any units of the Product, the Manufacturer, in its sole and absolute discretion, shall either (i) allow the Distributor to sell said units of the Product remaining in its possession or control for a period of ninety (90) days after termination or (ii) repurchase said units of the Product remaining in the Distributor's possession or control from the Distributor at the price paid by the Distributor for said units of the Product which the Distributor shall ship, at the Distributor's sole expense, to the Manufacturer. If the Manufacturer allows the Distributor to sell the units of the Product remaining in its possession or control, then after said ninety
(90) day period, if the Distributor has in its possession or control any remaining units of the Product, the Distributor shall, at its sole expense, arrange to ship any such units of the Product to the Manufacturer and the Manufacturer shall have no obligation to pay for the units of the Product returned to it.

      All units of the Product shipped to the Manufacturer shall be shipped F.O.B. Destination which means that the Distributor shall retain title to the Product and be responsible for the risk of loss, customs clearing, transportation, the cost of shipment and insurance of the Product and all other costs until the Manufacturer has received the shipment at its principal place of business (the "Point of Destination"). The Distributor acknowledges that it is responsible for the risk of loss, customs clearing, transportation, the cost of shipment and insurance of the Product and all other costs until the Manufacturer has received the shipment at the Point of Destination. The Distributor further acknowledges that title to all the Product shall remain with it upon shipping F.O.B. Destination until the Product is received at the Point of Destination by the Manufacturer.


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

18. Effect of Termination. The termination of this Agreement for any reason shall not release any party from any liability, obligation or agreement that, pursuant to any provision of this Agreement, is intended to survive or be performed after the termination of this Agreement.

19. Inventions or Improvements by the Distributor. If, during the Term, the Distributor makes any improvements in the Product or the Technology or the mode of using them, or becomes the owner of any such improvements either through Patents or otherwise, then it shall and hereby does assign such improvements to the Manufacturer (without cost to the Manufacturer) and shall give the Manufacturer full information with respect to the mode of using them. However, during the Term, the Distributor shall be entitled to use the same with all rights which are hereby granted to the Distributor with respect to the Technology. The Distributor shall also provide the Manufacturer with any and all test results arising from tests of any Product as soon as practicable after such results are available.

20. Ownership of Intellectual Property. All Intellectual Property shall be the exclusive property of the Manufacturer.

21. Uses of Intellectual Property.

      A. Patents. The Distributor may, only with the express written consent of the Manufacturer and at its own expense, apply for patents in any country on any discovery or invention which Distributor or its employees shall have obtained prior to the termination of this Agreement with respect to the Technology, Intellectual Property or Products. The Distributor shall notify the Manufacturer of its intention, keep the Manufacturer currently informed of its activities with respect thereto, and provide the Manufacturer with copies of patent applications and amendments thereto, patent office communications, and other relevant papers. All such patent applications shall be submitted in the Manufacturer's name; provided, however, that if such patent application cannot be submitted in the Manufacturer's name, then such patent application and any patents issued pursuant to such patent application shall be assigned to the Manufacturer without cost to the Manufacturer.

      B. Trademark. During the Term, the Manufacturer grants to the Distributor the right to affix, without charge to the Distributor, the Trademark (which is owned by the Manufacturer as a mark of certification to the Product distributed in the Territory by the Distributor, provided:

            i. All labels, advertising, and packaging for units of the Product by the Distributor must conform to the specifications of the Manufacturer.

            ii. Whenever the Distributor uses the Trademark in advertising or in any other manner in connection with the sale and distribution of the Product, the Distributor shall indicate clearly the Manufacturer's ownership of the Trademark. The Distributor agrees to affix to each unit of the Product and to the package containing each unit of the Product and any papers inserted in the Package a notice stating "Licensed under United States Patent Nos. RE 32,000, RE 4,624,264, 4,651,749, 6,086,247, 6,135,968". The Distributor shall provide the
Manufacturer with samples of all literature, packages, labels, labeling and advertising prepared by or for the Distributor and intended to be used by the Distributor. When using the Trademark, the Distributor undertakes to comply with all trademark laws, including, but not limited to, compliance with marking requirements.

            iii. If required, the Manufacturer shall make application to register the Distributor as a Permitted User or Registered User of the Trademark, and if necessary or if requested by the Manufacturer, the Distributor undertakes to join in such application and to execute any such documents and to take such action as may be necessary or requested by the Distributor to implement such application or retain, enforce or defend the Trademark.

            iv. The Distributor acknowledges the Manufacturer's exclusive right, title and interest in and to the Trademark, and shall not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. The Distributor shall not in any manner represent that it has any ownership in the Trademark or registration thereof, and the Distributor acknowledges that use of the Trademark shall not create in the Distributor's favor any right, title or interest in or to the Trademark.

      C. Nothing contained in this Agreement shall be construed as conferring upon the Distributor or customers, directly or by implication, estoppel or otherwise, any additional license under any trade secrets or know-how of the Manufacturer, and no such license or other rights shall arise from this Agreement or from any acts, statements or dealings resulting from or relating to, this Agreement.

      D. The Manufacturer assumes no liability to the Distributor or to third parties with respect to the performance characteristics of the Product sold by the Distributor.

22. Manufacturer's Exclusive Rights, Title and Interest in and to Intellectual Property.

      A. The Distributor acknowledges the Manufacturer's exclusive right, title and interest in and to the Intellectual Property, and shall not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. The Distributor shall not in any manner represent that it has any ownership in the Intellectual Property, and the Distributor acknowledges that use of the Intellectual
Property, shall not create in the Distributor's favor any right, title or interest in or to the Intellectual Property other than as expressly provided in this Agreement.

      B. If the applicable Intellectual Property law requires, the Manufacturer shall make application to register the Distributor as a Permitted User or Registered User of the Intellectual Property and if necessary, the Distributor undertakes to join in such application and to execute any such documents and to take such action as may be necessary to implement such application.

      C. The Distributor acknowledges that the use of the Intellectual Property shall not create in the Distributor any right, title or interest in or to the Intellectual Property other than as expressly provided in this Agreement.

      D. Upon termination of this Agreement in any manner as provided in this Agreement, the Distributor shall cease and desist from all use of the Intellectual Property in any manner.

23. Nondisclosure of Confidential Information.

      A. As used in this Agreement, "Confidential Information" shall mean oral or written information which is directly or indirectly presented to the Distributor, its past, present or future subsidiaries, parents, officers, consultants, directors, stockholders, affiliates, attorneys, employees, agents and its and their respective Immediate Families (as defined below; all of the foregoing are hereinafter collectively referred to as "Agents") by the Manufacturer, including, but not limited to, information which is developed, conceived or created by the Manufacturer, or disclosed to the Distributor or its Agents or known by or conceived or created by the Distributor or its Agents during the Term or after the termination of this Agreement if disclosed to the Distributor or its Agents or known by or conceived or created by the Distributor or its Agents as a result of this Agreement, with respect to the Manufacturer, its business or any of its products, processes, and other services relating thereto relating to the past or present business or any plans with respect to future business of the Manufacturer, or relating to the past or present business of a third party or plans with respect to future business of a third party which are disclosed to the Manufacturer. Confidential Information includes, but is not limited to, all documentation, hardware and software relating thereto, and information and data in written, graphic and/or machine readable form, products, processes and services, whether or not patentable, trademarkable or copyrightable or otherwise protectable, including, but not limited to, information with respect to discoveries; know-how; ideas; computer programs, source codes and object codes; designs; algorithms; processes and structures; product information; marketing information; price lists; cost information;
product contents and formulae; manufacturing and production techniques and methods; research and development information; lists of clients and vendors and other information relating thereto; financial data and information; business plans and processes; documentation with respect to any of the foregoing; and any other information of the Manufacturer that the Manufacturer informs the Distributor or its Agents or the Distributor or its Agents should know, by virtue of its or their position or the circumstances in which the Distributor or its Agents learned such other information, is to be kept confidential including, but not limited to, any information acquired by the Distributor or its Agents from any sources prior to the commencement of this Agreement. Confidential Information also includes similar information obtained by the Manufacturer in confidence from its vendors, licensors, licensees, customers and/or clients. Confidential Information may or may not be labeled as confidential.

      For purposes of this Agreement, "Immediate Families" shall include, but shall not be limited to, the following: any spouse, parent, spouse of a parent, mother-in-law, father-in-law, brother-in-law, sister-in-law, child, spouse of a child, sibling, spouse of a sibling, grandparent, spouse of a grandparent or any issue or spouse of any of the foregoing. A parent of a specified person shall include an affiliate controlling such person directly or indirectly through one or more intermediaries.

      B. Except as required in the performance of the Distributor's or its Agents' obligations pursuant to this Agreement, neither the Distributor nor its Agents shall, during or after the Term, directly or indirectly, use any Confidential Information or disseminate or disclose any Confidential Information to any person, firm, corporation, association or other entity. The Distributor or its Agents shall take reasonable measures to protect Confidential Information from any accidental, unauthorized or premature use, disclosure or destruction. Information shall not be considered Confidential Information if it: (i) is at the time of disclosure or thereafter a part of the public domain without breach of this Agreement by the Distributor or its Agents; provided, however, that the act of copyrighting shall not cause or be construed as causing the copyrighted materials to be in the public domain, (ii) is disclosed as reasonably required in a proceeding to enforce the Distributor's rights under this Agreement or
(iii) is disclosed as required by court order or applicable law; provided, however, that if either the Distributor or its Agents is legally requested or required by court order or applicable law, including, but not limited to, by oral question, interrogatories, request for information or documents, subpoenas, civil investigative demand or similar process to disclose any Confidential Information, the Distributor or its Agents, as the case may be, shall promptly notify the Manufacturer of such request or requirement so that the Manufacturer may seek an appropriate protective order; provided further, however; that if such protective order is not obtained, the Distributor and its Agents agree to furnish only that portion of the Confidential Information which they are advised by their respective counsels is legally required.

      C. Upon termination of this Agreement for any reason or at any time upon request of the Manufacturer, the Distributor and its Agents agree to deliver to the Manufacturer all materials of any nature which are in the Distributor's or its Agents' possession or control and which are or contain Confidential Information, Work Product or Work Products (hereinafter defined), or which are otherwise the property of the Manufacturer or any vendor, licensor, licensee, customer or client of the Manufacturer, including, but not limited to writings, designs, documents, records, data, memoranda, tapes and disks containing software, computer source code listings, routines, file layouts, record layouts, system design information, models, manuals, documentation and notes. The Distributor and its Agents shall destroy all written documentation prepared by them for internal purposes based in whole or in part on any Confidential Information and such destruction shall be confirmed to the Manufacturer in writing by an officer of the Distributor and/or its Agents.

      D. All ideas, inventions, discoveries or improvements, whether patentable or not, conceived by the Distributor or its Agents (alone or with others) during the Term ("Work Products") shall be the exclusive property of and assigned to the Manufacturer or as the Manufacturer may direct without compensation to the Distributor or its Agents. Any records with respect to the foregoing shall be the sole and exclusive property of the Manufacturer and the Distributor or its Agents shall surrender possession of such records to the Manufacturer upon termination of this Agreement. Any Work Product shall be deemed incorporated in the definition of Confidential Information for all purposes hereunder.

      E. Neither the Distributor nor its Agents shall assert any rights with respect to the Manufacturer, its business, or any of its products, processes and other services relating thereto, Work Product or any Confidential Information as having been acquired or known by the Distributor or its Agents prior to the commencement of the Term.

24. Protection of Intellectual Property; Indemnification; Defense; Products Liability.

      A. If the Distributor learns of any infringement of any Intellectual Property or imitation or counterfeiting of any Product, Distributor shall promptly notify the Manufacturer of such information. Upon learning of such information, the Manufacturer shall take such action as it deems advisable in its sole and absolute discretion for the protection of the Intellectual Property.

      B. In order to induce the Manufacturer to enter into this Agreement, in addition to and in no way limiting Paragraph "C" of Article "3" of this Agreement, the Distributor agrees, on its own behalf and on behalf of its Agents (with the exception of the Manufacturer), that neither the Distributor, nor any of its Agents, shall during the Term and, for a period of five (5) years from the date of termination of this Agreement, (i) manufacture any Competing Products (as defined below), (ii) directly or indirectly sell or market any product which competes either directly or indirectly with any product of the Manufacturer that screens for, or is a detection modality for prostate, cancer, kidney disease and strokes or any product which is based upon the technology of temperature differentials ("Competing Products"), or (iii) directly or indirectly own, manage, participate in the operation or control of, or be connected as an officer, director, shareholder, partner, consultant, owner, employee, agent, lender, donor, vendor or otherwise, or have any financial interest in or aid or assist anyone else in the conduct of any competing entity which manufactures, distributes or offers for sale Competing Products. The Distributor further agrees, on its own behalf and on behalf of its Agents, that neither it nor its Agents shall during the Term and for a period of five (5) years from the date of termination of this Agreement (i) personally, or cause others to personally induce or attempt to induce any employee to terminate their employment with the Manufacturer; (ii) interfere with or disrupt the Manufacturer's relationship with its suppliers, vendors, customers or employees; or (iii) solicit or entice any person to leave their employ with the Manufacturer.

      C. The Manufacturer agrees, on its own behalf and on behalf of its Agents, that neither it nor its Agents shall during the Term and for a period of five
(5) years from the date of termination of this Agreement (i) personally, or cause others to personally induce or attempt to induce any employee to terminate their employment with the Distributor; (ii) interfere with or disrupt the Distributor's relationship with its suppliers, vendors, customers or employees; or (iii) solicit or entice any person to leave their employ with the Distributor.

      D. The Distributor agrees, on its behalf and on behalf of its Agents, that the duration, scope and geographic area for which the provisions set forth in Paragraph "B" of this Article "24" of this Agreement are to be effective are reasonable. If any court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable by reason of such provision extending the covenants and agreements contained herein for too great a period of time or over too great a geographical area, or by reason of it being too extensive in any other respect, such agreement or covenant shall be interpreted to extend only over the maximum period of time and geographical area, and to the maximum extent in all other respects, as to which it is valid and enforceable, all as determined by such court in such action. Any determination that any provision of this Agreement is invalid or unenforceable, in whole or in part, shall have no effect on the validity or enforceability of any remaining provision of this Agreement.

      E. Any period of time set forth in this Agreement shall not be construed to permit either the Distributor or its Agents to engage in any of the prohibited acts set forth in this Agreement after such period if such acts would otherwise be prohibited by any applicable statute or legal precedent.

25. Indemnification.

      A. Indemnification by the Distributor. In order to induce the Manufacturer to enter into and perform this Agreement, the Distributor does hereby indemnify, protect, defend and save and hold harmless the Manufacturer and each of its shareholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing ("Indemnified Parties"), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense which the Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by the Distributor of the representations, warranties and covenants set forth in Article "12" of this Agreement or in any documents delivered pursuant hereto, or of a breach by the Distributor of any of its obligations pursuant to this Agreement or in any documents delivered pursuant hereto.

      B. Indemnification by the Manufacturer. In order to induce the Distributor to enter into and perform this Agreement, the Manufacturer does hereby indemnify, protect, defend and save and hold harmless the Distributor and each of its members, affiliates, officers, managers, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing ("Indemnified Parties"), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense which the Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by the Manufacturer of the representations, warranties and covenants set forth in Article "11" of this Agreement or in any documents delivered pursuant hereto, or of a breach by the Manufacturer of any of its obligations pursuant to this Agreement or in any documents delivered pursuant hereto.

      C. Reasonable Costs, Etc. The indemnification, which is set forth in this Article "25" of this Agreement shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all counsel fees, reasonable costs, expenses and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

      D. Third Party Claims. If any demand, claim, action or cause of action, suit, proceeding or investigation (collectively, the "Claim") is brought against an Indemnified Party for which the Indemnified Party intends to seek indemnity from the other party hereto (the "Indemnifying Party"), then the Indemnified Party within twenty-one (21) days after such Indemnified Party's receipt of the Claim, shall notify the Indemnifying Party pursuant to Paragraph "C" of Article "28" of this Agreement which notice shall contain a reasonably thorough description of the nature and amount of the Claim (the "Claim Notice"). The Indemnifying Party shall have the option to undertake, conduct and control the defense of such claim or demand. Such option to undertake, conduct and control the defense of such claim or demand shall be exercised by notifying the Indemnified Party within ten (10) days after receipt of the Claim Notice pursuant to Paragraph "C" of Article "28" of this Agreement (such notice to control the defense is hereinafter referred to as the "Defense Notice"). The failure of the Indemnified Party to notify the Indemnifying Party of the Claim shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have pursuant to this Article "25" of this Agreement except to the extent that such failure to notify the Indemnifying Party prejudices the Indemnifying Party. The Indemnified Party shall use all reasonable efforts to assist the Indemnifying Party in the vigorous defense of the Claim. All costs and expenses incurred by the Indemnified Party in defending the Claim shall be paid by the Indemnifying Party. If, however, the Indemnified Party desires to participate in any such defense or settlement, it may do so at its sole cost and expense (it being understood that the Indemnifying Party shall be entitled to control the defense). The Indemnified Party shall not settle the Claim. If the Indemnifying Party does not elect to control the defense of the Claim, within the aforesaid ten (10) day period by proper notice pursuant to Paragraph "C" of Article "28" of this Agreement, then the Indemnified Party shall be entitled to undertake, conduct and control the defense of the Claim (a failure by the Indemnifying Party to send the Defense Notice to the Indemnified Party within the aforesaid ten (10) day period by proper notice pursuant to Paragraph "C" of Article "28" of this Agreement shall be deemed to be an election by the Indemnifying Party not to control the defense of the Claim); provided, however, that the Indemnifying Party shall be entitled, if it so desires, to participate therein (it being understood that in such circumstances, the Indemnified Party shall be entitled to control the defense). Regardless of which party has undertaken to defend any claim, the Indemnifying Party may, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand; provided however, that if any settlement would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party, the consent of the Indemnified Party shall be a condition to any such settlement. Notwithstanding the foregoing provisions of this Article "25" of this Agreement, as a condition to the Indemnifying Party either having the right to defend the Claim, or having control over settlement as indicated in this Article "25" of this Agreement, the Indemnifying Party shall execute an agreement, in the form annexed hereto and made a part hereof as Exhibit "F", acknowledging its liability for indemnification pursuant to this Article "25" of this Agreement. Whether the Indemnifying Party shall control and assume the defense of the Claim or only participate in the defense or settlement of the Claim, the Indemnified Party shall give the Indemnifying Party and its counsel access, during normal business hours, to all relevant business records and other documents, and shall permit them to consult with its employees and counsel.

26. Equitable Relief. If the Distributor breaches this Agreement, the Manufacturer shall have the right, at its election, to obtain equitable relief including, but not limited to, an order for specific performance of this Agreement or an injunction, without the need to: (i) post a bond or other security, (ii) to prove any actual damage or (iii) to prove that money damages would not provide an adequate remedy. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which the Manufacturer may have for damages or otherwise.

27. No Agency. Except as provided for in this Agreement, neither party is the legal representative or agent of, or has the power to obligate the other for any purpose whatsoever; and no partnership, joint venture, agent, fiduciary, or employment relationship is intended or created by reason of this Agreement. It is the intent of the parties hereto that each party shall be an independent contractor of the other. Neither has the authority to assume or create any obligation or liability, express or implied, upon the other's behalf or in its name or to bind the other in any manner whatsoever. The Distributor shall not sign any document as an authorized person of the Manufacturer and none of its employees or members shall hold themselves out as officers, directors, or shareholders of the Manufacturer, or as otherwise having any authority to enter into contracts binding upon the Manufacturer, or to create any obligations on the part of the Manufacturer. The Manufacturer shall not sign any document as an authorized person of the Distributor and none of its employees or shareholders shall hold themselves out as officers, managers, or members of the Distributor, or as otherwise having any authority to enter into contracts binding upon the Distributor, or to create any obligations on the part of the Distributor.

28. Miscellaneous.

      A. Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      B. Enforceability. If any provision which is contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

      C. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, postage prepaid (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

To the Manufacturer:                Scantek Medical, Inc.
                                    4B Wing Drive
                                    Cedar Knolls, New Jersey 07927
                                    Attn: Dr. Zsigmond L. Sagi, President
                                    Fax No.: (973) 401-0459

With a copy to:                     Mintz & Fraade, P.C.
                                    488 Madison Avenue
                                    New York, New York 10022
                                    Attn: Frederick M. Mintz, Esq.
                                    Fax No.: (212) 486-0701

To the Distributor:                 Life Medical Technologies, Inc.
                                    P.O. Box 473  Babylon,  New York 11702 Attn:
                                    Mr. Steven Cantor,  President Fax No.: (631)
                                    376-0073

With a copy to:                     Beckman, Lieberman & Barandes, LLP
                                    100 Jericho Quadrangle, Suite 329
                                    Jericho, NY 11753
                                    Attn.: David H. Lieberman, Esq.
                                    Fax No.: (516) 433-5858


or in each case to such other address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph "C" of this Article "28" of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile. If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

      D.  Governing  Law;  Disputes.  This  Agreement  shall in accordance  with
Section 5-1401 of the General Obligations Law of New York in all respects be construed, governed, applied and enforced under the internal laws of the State of New York without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York. Except as otherwise provided in Article "26" of this Agreement, the parties agree that they shall be deemed to have agreed to binding arbitration solely in New York, New York, with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement. Any such arbitration shall be by a panel of three arbitrators and pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York. In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators. In connection with the arbitrators' determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom. In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen (15%) percent or more. For example, if the party initiating arbitration ("A") seeks an award of one hundred thousand ($100,000) dollars plus costs and expenses, the other party ("B") has offered A fifty thousand ($50,000) dollars in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than fifty-seven thousand five hundred ($57,500) dollars to A, the panel should determine that B has "prevailed". The parties specifically designate the courts in the City of New York, State of New York as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award. The parties hereby consent to and submit to personal jurisdiction over each of them solely by the courts of the State of New York in any action or proceeding, waive personal service of any and all process and specifically consent that in any such action or proceeding in the courts of the State of New York, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph "C" of this Article "28" of this Agreement.

      The arbitration panel shall have no power to award non-monetary or equitable relief of any sort. It shall also have no power to award (i) damages inconsistent with any applicable agreement between the parties or (ii) punitive damages or any other damages not measured by the prevailing party's actual damages; and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.

      Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery.

      All aspects of the arbitration shall be treated as confidential. The parties and the arbitration panel may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association in New York, New York. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interest.

      E. No Assignment by the Distributor. The rights granted pursuant to this Agreement shall not be assignable by the Distributor without the Manufacturer's prior written consent, which consent shall not be unreasonably withheld. The Manufacturer's withholding of consent shall not be deemed unreasonable if the entity to which the Distributor seeks to make the assignment is not an entity
(i) in which Cantor has in excess of fifty (50%) percent of the voting power of its capital stock, (ii) which has the financial capability to perform the terms of this Agreement and (iii) whose officers and directors have the experience, capability and know-how to operate a medical distributorship and perform the terms of this Agreement. For purposes of this Paragraph "E" of this Article "28" of this Agreement, any transfer of a controlling interest by Cantor or any other person or entity having a controlling interest in the Distributor shall be deemed to be an assignment by the Distributor and if such transfer of a controlling interest has been made without the Manufacturer's prior written consent as set forth in the first sentence of this Paragraph "E" of this Article "28" of this Agreement, the Manufacturer may in its sole and absolute discretion terminate this Agreement by written notice pursuant to Paragraph "C" of this Article "28" of this Agreement; provided, however, that for purposes of this Paragraph "E" of this Article "28" of this Agreement, Cantor or any other person or entity shall only be deemed to have transferred a controlling interest if:
(i) he, she or it transferred more than twenty-five (25%) percent of issued and outstanding capital stock of the Distributor at any time within the prior one hundred twenty (120) days and (ii) he, she or it was an officer or director of the Distributor at any time within the prior one hundred twenty (120) days.

      F. Assignment by the Manufacturer. This Agreement shall be transferable by the Manufacturer.

      G. Construction. Each of the parties hereto hereby further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations and (ii) each counsel has had significant input in the development of this Agreement and (iii) this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Agreement.

      H. Entire Agreement. This Agreement and all documents and instruments referred to herein (i) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither the Manufacturer nor the Distributor makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, managers, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

      I. Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

      J. Binding Agreement. This Agreement shall not be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns unless and until each of the parties to this Agreement have executed and delivered to the other party a fully executed copy of this Agreement.

      K. Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach of this Agreement.

      L. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      M. Modifications. This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

      N. Exhibits. All Exhibits annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

      O. Survival. All of the provisions and obligations of this Agreement shall survive the termination of this Agreement.

      P. Severability. The provisions of this Agreement shall be deemed separable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement; provided that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of the whole Agreement to either party, that party may cancel, and terminate the Agreement by giving written notice to the other party.

      IN WITNESS WHEREOF, the parties to this Agreement have set their hands and seals or caused these presents to be signed of the day and year first above written.

      Scantek Medical, Inc.


      By:   ___________________________
            Dr. Zsigmond L. Sagi, President

      Life Medical Technologies, Inc.


      By:   ___________________________
            Steven Cantor, President & CEO

                                List of Exhibits

      Exhibit A: Patents

      Exhibit B: Description of the Product

      Exhibit C: Trademark

      Exhibit D: Liens

      Exhibit E: Litigation

      Exhibit F: Form of Letter  Agreement  to be  Executed  Pursuant to Article
                 "25" of the Agreement

                                    EXHIBIT A

                                     PATENTS


UNITED STATES:
-------------

RE 32,000

RE 4,624,264

4,651,749

6,086,247

6,135,968


U.S. PATENT APPLICATIONS
------------------------


APPLICATION NUMBER                    DATE OF APPLICATION
------------------                    -------------------


08/854144                             5/14/97

08/926790                             9/10/97

09/018765                             2/05/98

                                    EXHIBIT B

                PRODUCT KNOWN AS BREASTCARE(TM) /BREASTALERT(TM)

      Notwithstanding the following more specific description of the Product, the Products shall include any temperature sensing product manufactured by the Manufacturer using the patented technology set forth in the Patents listed in Exhibit "A" or improvements thereto. The BreastCare(TM) /BreastAlert(TM) is an early diagnostic direct reading, digital product to screen the breast for abnormalities, including cancer.

The BreastCare(TM) /BreastAlert(TM) measures underlying breast tissue temperature and not skin surface temperature by retaining the emitted heat when BreastCare(TM) /BreastAlert(TM) is placed against the breast for 15 minutes. The averaged and recorded reading on the BreastCare(TM) /BreastAlert(TM) has taken into consideration that the temperature patterns of a woman's breasts are closely symmetrical. This method detects abnormalities by comparing the temperature differences in the corresponding areas of a woman's breasts.

The BreastCare(TM) /BreastAlert(TM) product consists of a pair of non-woven pads made of spun-fiber material, each of which has three wafer-thin, pliant, aluminum foil, and temperature responsive segments attached to its inner surface. Each segment is wedge-shaped and contains 18 columns or bars of thermal dots. These dots contain chemical heat sensors that change color when exposed to a specific temperature.

                                    EXHIBIT C

                                    TRADEMARK



BreastAlert


BreastCare

                                    EXHIBIT D

                                      LIENS

      1.    UCC-1 filed by Ira Russack;

      2.    UCC-1 filed by Canal Jeans Co.;

      3.    UCC-1s filed by Angela Sabella;

      4. UCC-1 filed by First Sierra Financial Inc. (obligation has been paid; UCC-3 has not been filed);

      5.    UCC-1 filed by Zigmed Inc.;

      6.    UCC-1 filed by Trinity Bui.

                                    EXHIBIT E

                                   LITIGATION

1. Frank A. Ciolli, Alfred V. Greco, PLLC and Alfred V. Greco, individually v. Scantek Medical, Inc. and Dr. Zsigmond L. Sagi, Case No. 04-3978 in the United States District Court for the District of New Jersey. Mr. Ciolli is seeking (A) the distribution rights with respect to the Product in the United States and Mexico and (B) approximately $286,003 in loans made to the Manufacturer and/or approximately 6,650,000 shares of common stock, par value $.001 of the Manufacturer ("Common Stock"). Alfred V, Greco, PLLC and Alfred V. Greco are seeking $10,000 and 25,000 shares of Common Stock for legal fees and the costs and expenses of collection.

      The Manufacturer, prior to the service of the lawsuit, had paid $105,000 plus interest to Mr. Ciolli with respect to one of the loans and issued to him 1,650,000 shares of the 6,650,000 shares of Common Stock Mr. Ciolli is seeking. The Manufacturer believes that (A) there is virtually no basis for Mr. Ciolli's claim to the remaining 5,000,000 shares of Common Stock, and (B) while Mr. Ciolli is entitled to approximately $105,000 in repayment of another loan, Mr. Ciolli does not have a valid cause of action with respect to any of his other claims.

      On October 15, 2004, the Manufacturer filed a Motion to Dismiss based upon insufficiency of service of process and failure to state a claim for which relief could be granted, for numerous reasons, including, but not limited to,
(A) the Manufacturer had repaid the only loan evidenced by a promissory note made pursuant to the terms of the Letter of Intent and (B) the Manufacturer had issued 1,650,000 shares to Mr. Ciolli. Accordingly, the repayment of the $105,000 loan makes the claim for the balance of the shares claimed by Ciolli moot because those shares were being held in escrow to secure repayment of the $105,000 loan, and the issuance of the 1,650,000 shares makes the claim for the $33,000 loan moot. Mr. Ciolli and Mr. Greco requested that the Manufacturer allow them to (A) withdraw the action in New Jersey and (B) commence the action in New York. In view of the time and money spent thus far defending the case in New Jersey, the Manufacturer was not willing to allow Mr. Ciolli and Mr. Greco to withdraw the case in New Jersey. The Manufacturer determined to concede jurisdiction over it in New Jersey, and informed the Court of its decision. On August 8, 2005, the Court issued a decision with respect to the remainder of the Manufacturer's Motion to Dismiss. The Court dismissed many of Mr. Ciolli's claims against the Manufacturer and dismissed the Complaint in its entirety with respect to Dr. Sagi for lack of jurisdiction. The Manufacturer intends to vigorously defend against the remaining claims.

      On August 22, 2005, Mr. Ciolli commenced an action in the Supreme Court of the State of New York against Dr. Sagi, the Manufacturer's counsel, Mintz & Fraade, P.C., the two named partners of Mintz & Fraade, P.C. and certain individuals and entities with which the Manufacturer is engaged in business. Mr. Ciolli is seeking the following damages which he allegedly incurred: (1) compensatory damages in excess of $10,000,000, (2) punitive damages in excess of $5,000,000 and (3) 3,000,000 shares of Common Stock. Dr. Sagi and Mintz & Fraade, P.C. and its named partners intend to vigorously defend against these claims for which the Manufacturer is potentially liable pursuant to its indemnification of Dr. Sagi and counsel. The Manufacturer believes that Ciolli's claims in the New York litigations against Dr. Sagi, Mintz & Fraade, P.C. and the partners of Mintz & Fraade, P.C. have no merit.

2. Carriage House Capital, on May 13, 2004, docketed with the Superior Court of New Jersey a judgment against the Manufacturer entered on July 17, 2001 in the Superior Court for the State of Arizona in the amount of $10,000 plus interest from November 20, 2000 plus attorneys' fees and costs in the amount of $6,401.50. The Arizona judgment also provides for the issuance of 5,000 shares of Common Stock for every week commencing November 20, 2000 in which the judgment remains unsatisfied, which was later postponed to December 10, 2000 pursuant to an agreement between the Manufacturer and Carriage House Capital. On July 14, 2004, Carriage House Capital filed a motion to compel delivery of the stock and payment of attorneys' fees and costs. As of September 16, 2005, the Manufacturer owed Carriage House 570,000 shares of Common Stock. The manufacturer intends to pay the $10,000 plus interest to Carriage House Capital, and to negotiate with Carriage House Capital to reduce the number of shares of Common Stock to be issued to Carriage House Capital.

3. Judgment entered on October 12, 2000 in favor of Tapecon Inc. in the amount of $14,563.82 with costs in an amount of $230.56. On December 8, 2000, Tapecon received $8,176.81 towards the payment of the judgment.

4. Judgment entered on June 25, 2004 in favor of Kamal, Scantek's prior landlord, in the amount of $34,959.94. Scantek has established a payment plan with Kamal pursuant to which it has already made two payments.

5. Stursberg & Veith and Folkenflik & McGerity seek to recover fees in the aggregate amount of $70,358.49 for legal services allegedly performed from 1997 through 1999. Opposing counsel tried to have the case put on the calendar for trial and the Manufacturer opposed said action on the basis of incomplete discovery. On September 30, 2004, the Court ordered the case to be remanded and reassigned to a non-commercial part. The parties have recently reached an oral agreement with respect to the payment of the $70,358.49 sought by Stursberg & Veith and Folkenflik & McGerity. Commencing on January 15, 2005, the Manufacturer shall pay $5,000 to Stursberg & Veith and Folkenflik & McGerity and on the fifteenth of each month thereafter, the Manufacturer shall pay Stursberg & Veith and Folkenflik & McGerity $10,000 until the fees have been paid in full. The Manufacturer has made the $5,000 payment due on January 15, 2005 and the $10,000 payments due through June 15, 2005. Accordingly, the Manufacturer has paid approximately 78% of the money owed to Stursberg & Veith and Folkenflik & McGerity and the amount currently owed is $15,358.49.

After making the May 15, 2005 payment, the Manufacturer requested an extension of thirty (30) days with respect to the June 15, 2005 payment and subsequent payments. The Manufacturer had been orally advised by Max Folkenflik of Stursberg & Veith and Folkenflik & McGerity that the extension would be granted. However, the Manufacturer was unable to make the next payment on July 15, 2005, and on July 19, 2005, Stursberg & Veith and Folkenflik & McGerity sent it a notice of default with respect to the June 15, 2005 and July 15, 2005 payments. Although the Manufacturer made the payment due on June 15, 2005 on August 18, 2005, it has not made the remaining payments which were due on July 15, 2005 and August 15, 2005. Stursberg & Veith and Folkenflik & McGerity may enter a judgment with the Clerk of the Court for $70,358.49, less the payments of $55,000 previously made, plus compounded interest at the rate of 8% per annum from March 15, 1999.

EXHIBIT F

                         FORM OF LETTER AGREEMENT TO BE

                         EXECUTED PURSUANT TO ARTICLE 25

                                OF THE AGREEMENT


From: The Indemnifying Party
      (Name and Address)

To:   The Indemnified Party
      (Name and Address)

Date:

Gentlemen/Ladies:

This shall confirm and acknowledge that pursuant to Article "25" of the Exclusive Distribution Agreement (the "Agreement") dated as of the ___ day of ________, by and among Scantek Medical, Inc. and Life Medical Technologies, Inc., the undersigned acknowledges its liability for indemnification to you with respect to _________________ (description of claim) (the "Claim"), and shall not take the position that it is not liable to you with respect to the Claim. Such obligation is subject to all of the provisions, terms and conditions of the Agreement.

                                    Very truly yours,

                                    ---------------------------
                                    Name of Indemnifying Party

                                    By: ___________________________

(Authorized Signature)

STATE OF                    )

                            )ss.:

COUNTY OF                   )


On the ____ day of __________, ____ before me personally came __________ to me known, who, being by me duly sworn, did depose and say that that he or she is the ____________ of __________________________, the ___________ described in and which executed the foregoing instrument; that he or she knows the seal of said _________________; that the seal affixed to said instrument is such _________ seal; that it was so affixed by order of the board of _________ of said
_______________, and that he or she signed his or her name thereto by like order.


      ---------------------------
      Notary Public